                                                                  CONFORMED COPY


================================================================================

                          THIRD AMENDED AND RESTATED
                               CREDIT AGREEMENT


                         dated as of October 6, 1998,


                  as Amended and Restated as of May 24, 2001,


                                     among


                               SPX CORPORATION,

                The Foreign Subsidiary Borrowers Party Hereto,

                           The Lenders Party Hereto,


                                 BANK ONE, NA,
                             as Syndication Agent,


                            BANK OF AMERICA, N.A.,
                              FLEET NATIONAL BANK
                                      and
                           THE BANK OF NOVA SCOTIA,
                           as Documentation Agents,


                                      and


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent
                           _________________________

                         J.P. MORGAN SECURITIES INC.,
                   as Sole Lead Arranger and Sole Bookrunner


================================================================================

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
ARTICLE I Definitions........................................................................     1

     SECTION 1.1.  Defined Terms.............................................................     1
     SECTION 1.2.  Classification of Loans and Borrowings....................................    29
     SECTION 1.3.  Terms Generally...........................................................    29
     SECTION 1.4.  Accounting Terms; GAAP....................................................    30
     SECTION 1.5.  Exchange Rates............................................................    30
     SECTION 1.6.  Currency Conversion.......................................................    30
     SECTION 1.7.  Canadian Borrowing Provisions.............................................    30

ARTICLE II The Credits.......................................................................    31

     SECTION 2.1.  Commitments...............................................................    31
     SECTION 2.2.  Loans and Borrowings......................................................    31
     SECTION 2.3.  Requests for Borrowings...................................................    32
     SECTION 2.4.  Swingline Loans...........................................................    32
     SECTION 2.5.  Letters of Credit.........................................................    33
     SECTION 2.6.  Funding of Borrowings.....................................................    39
     SECTION 2.7.  Interest Elections........................................................    39
     SECTION 2.8.  Termination and Reduction of Commitments..................................    40
     SECTION 2.9.  Evidence of Debt..........................................................    41
     SECTION 2.10. Repayment of Loans........................................................    41
     SECTION 2.11. Prepayment of Loans.......................................................    43
     SECTION 2.12. Certain Payment Application Matters.......................................    46
     SECTION 2.13. Fees......................................................................    46
     SECTION 2.14. Interest..................................................................    47
     SECTION 2.15. Alternate Rate of Interest................................................    48
     SECTION 2.16. Increased Costs...........................................................    48
     SECTION 2.17. Break Funding Payments....................................................    49
     SECTION 2.18. Taxes.....................................................................    50
     SECTION 2.19. Payments Generally; Pro Rata Treatment; Sharing of Set-offs...............    52
     SECTION 2.20. Mitigation Obligations; Replacement of Lenders............................    53
     SECTION 2.21. Change in Law.............................................................    54
     SECTION 2.22. Foreign Subsidiary Borrowers..............................................    55

ARTICLE III Representations and Warranties...................................................    55

     SECTION 3.1.  Organization; Powers......................................................    55
     SECTION 3.2.  Authorization; Enforceability.............................................    55
     SECTION 3.3.  Governmental Approvals; No Conflicts......................................    55
     SECTION 3.4.  Financial Condition; No Material Adverse Change...........................    55
     SECTION 3.5.  Properties................................................................    56
     SECTION 3.6.  Litigation and Environmental Matters......................................    57
     SECTION 3.7.  Compliance with Laws and Agreements.......................................    57

     SECTION 3.8.   Investment and Holding Company Status.....................................   57
     SECTION 3.9.   Taxes.....................................................................   57
     SECTION 3.10.  ERISA.....................................................................   57
     SECTION 3.11.  Disclosure................................................................   58
     SECTION 3.12.  Subsidiaries..............................................................   58
     SECTION 3.13.  Insurance.................................................................   58
     SECTION 3.14.  Labor Matters.............................................................   58
     SECTION 3.15.  Solvency..................................................................   58
     SECTION 3.16.  Senior Indebtedness.......................................................   59
     SECTION 3.17.  Security Documents........................................................   59

ARTICLE IV Conditions.........................................................................   59

     SECTION 4.1.   Amendment/Restatement Effective Date......................................   59
     SECTION 4.2.   Each Credit Event.........................................................   61

ARTICLE V Affirmative Covenants...............................................................   61

     SECTION 5.1.   Financial Statements and Other Information................................   62
     SECTION 5.2.   Notices of Material Events................................................   63
     SECTION 5.3.   Information Regarding Collateral..........................................   63
     SECTION 5.4.   Existence; Conduct of Business............................................   64
     SECTION 5.5.   Payment of Obligations....................................................   64
     SECTION 5.6.   Maintenance of Properties.................................................   64
     SECTION 5.7.   Insurance.................................................................   64
     SECTION 5.8.   Books and Records; Inspection and Audit Rights............................   64
     SECTION 5.9.   Compliance with Laws and Contractual Obligations..........................   65
     SECTION 5.10.  Use of Proceeds and Letters of Credit.....................................   65
     SECTION 5.11.  Additional Collateral.....................................................   65
     SECTION 5.12.  Further Assurances........................................................   66
     SECTION 5.13.  Interest Rate Protection..................................................   66
     SECTION 5.14.  Redemption of UDI Senior Notes............................................   67

ARTICLE VI Negative Covenants.................................................................   67

     SECTION 6.1.   Financial Condition Covenants.............................................   67
     SECTION 6.2.   Indebtedness..............................................................   67
     SECTION 6.3.   Liens.....................................................................   69
     SECTION 6.4.   Fundamental Changes.......................................................   70
     SECTION 6.5.   Investments, Loans, Advances, Guarantees and Acquisitions.................   71
     SECTION 6.6.   Disposition of Assets.....................................................   73
     SECTION 6.7.   Sale and Leaseback Transactions...........................................   74
     SECTION 6.8.   Restricted Payments.......................................................   75
     SECTION 6.9.   Payments of Certain Indebtedness; Certain Derivative Transactions.........   75
     SECTION 6.10.  Transactions with Affiliates..............................................   76
     SECTION 6.11.  Restrictive Agreements....................................................   76
     SECTION 6.12.  Amendment of Material Documents, etc......................................   76

ARTICLE VII Events of Default..........................................................   77

ARTICLE VIII The Administrative Agent..................................................   79

ARTICLE IX Miscellaneous...............................................................   81

     SECTION 9.1.   Notices............................................................   81
     SECTION 9.2.   Waivers; Amendments................................................   81
     SECTION 9.3.   Expenses; Indemnity; Damage Waiver.................................   82
     SECTION 9.4.   Successors and Assigns.............................................   83
     SECTION 9.5.   Survival...........................................................   85
     SECTION 9.6.   Counterparts; Integration..........................................   86
     SECTION 9.7.   Severability.......................................................   86
     SECTION 9.8.   Right of Setoff....................................................   86
     SECTION 9.9.   Governing Law; Jurisdiction; Consent to Service of Process.........   86
     SECTION 9.10.  Acknowledgements...................................................   87
     SECTION 9.11.  Headings...........................................................   87
     SECTION 9.12.  Confidentiality....................................................   87
     SECTION 9.13.  WAIVER OF JURY TRIAL...............................................   88
     SECTION 9.14.  Release of Collateral..............................................   88
     SECTION 9.15.  Amendment of Guarantee and Collateral Agreement....................   88
     SECTION 9.16.  Judgment Currency..................................................   88

SCHEDULES:
----------

1.1A    Commitments
1.1B    Material Subsidiaries
1.1C    Mortgaged Properties
1.7     Canadian Borrowing Provisions
2.5     Existing Letters of Credit
3.4     Disclosed Matters
3.5     Real Property
3.12    Subsidiaries
3.13    Insurance
3.17(a) UCC Filing Jurisdictions
3.17(b) Mortgage Filing Jurisdictions
6.2     Existing Indebtedness
6.3     Existing Liens
6.5     Existing Investments
6.11    Existing Restrictions

EXHIBITS:
--------

A-1     Form of Guarantee and Collateral Agreement
A-2     Form of Shared Collateral Agreement
A-3     Form of Mortgage
A-4     Form of Collateral Sharing Agreement
A-5     Form of UDI Pledge Agreement
B       Form of Closing Certificate
C       Form of Assignment and Acceptance
D-1     Form of Legal Opinion of Fried, Frank, Harris, Shriver & Jacobson
D-2     Form of Legal Opinion of General Counsel of the Parent Borrower
D-3     Matters to be Covered by Foreign Subsidiary Opinion
E       Form of Addendum
F       Form of Exemption Certificate
G       Form of Consent and Confirmation
H       Form of Prepayment Option Notice
I       Form of Borrowing Subsidiary Agreement
J       Form of Borrowing Subsidiary Termination

          THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 6, 1998, as amended and restated as of May 24, 2001, among SPX CORPORATION, a Delaware corporation (the "Parent Borrower"), the Foreign Subsidiary Borrowers
                           ---------------
(as hereinafter defined) party hereto, the Lenders party hereto, BANK ONE, NA, as Syndication Agent, BANK OF AMERICA, N.A., FLEET NATIONAL BANK and THE BANK OF NOVA SCOTIA, as Documentation Agents, and THE CHASE MANHATTAN BANK, as Administrative Agent.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Parent Borrower, as borrower, entered into the Credit Agreement, dated as of October 6, 1998 (the "Original Credit Agreement"), as
                                             -------------------------
amended and restated as of February 10, 2000, as amended and restated as of January 31, 2001, and as further amended through the date hereof (the "Existing
                                                                       --------
Credit Agreement"), with the several banks and other financial institutions or
----------------
entities parties thereto, the documentation agent named therein and The Chase Manhattan Bank, as administrative agent;

          WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement as provided in this Agreement, which Agreement shall become effective upon the satisfaction of certain conditions precedent set forth in Section 4.1 hereof; and

          WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Parent Borrower outstanding thereunder;

          NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree that on the Amendment/Restatement Effective Date (as defined below) the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.1.  Defined Terms. As used in this Agreement, the following terms
                   -------------
have the meanings specified below:

          "ABR":  when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acquisition":  the acquisition by the Parent Borrower, through one or
           -----------
more wholly owned acquisition Subsidiaries, of all of the outstanding Capital Stock of UDI.

          "Acquisition Agreement":  the merger agreement, dated as of March 10,
           ---------------------
2001, between the Parent Borrower and UDI.

          "Acquisition Documents":  collectively, the Acquisition Agreement and
           ---------------------
all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

          "Adjusted LIBO Rate":  with respect to any Eurocurrency Borrowing for
           ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent":  The Chase Manhattan Bank, in its capacity as
           --------------------
administrative agent for the Lenders hereunder and, unless the context otherwise requires, in its capacity as Collateral Agent; it being understood that (a) matters concerning Qualified Global Currency Loans (other than Canadian Dollar Loans) will be administered by Chase Manhattan International Limited and therefore all notices concerning such Loans will be required to be given at the London Administrative Office and (b) matters concerning Canadian Dollar Loans will be administered by The Bank of Nova Scotia and therefore all notices concerning such Loans will be required to be given at the Canadian Administrative Office.

          "Administrative Office":  the New York Administrative Office, the
           ---------------------
London Administrative Office or the Canadian Administrative Office, as applicable.

          "Administrative Questionnaire":  an Administrative Questionnaire in a
           ----------------------------
form supplied by the Administrative Agent.

          "Affiliate":  as to any Person, any other Person that, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Available Global Revolving Commitments":  as at any date of
           ------------------------------------------------
determination with respect to all Global Revolving Lenders, an amount in dollars equal to the Available Global Revolving Commitments of all Global Revolving Lenders on such date.

          "Alternate Base Rate":  for any day, a rate per annum equal to the
           -------------------
greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in respect thereof, the Alternate Base Rate shall be determined without regard to clause (c) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Alternative Currency":  any currency that is freely available, freely
           --------------------
transferable and freely convertible into dollars and in which dealings in deposits are carried on in the London interbank market, provided that such
                                                        --------
currency is reasonably acceptable to the Administrative Agent and the applicable Issuing Lender.

          "Alternative Currency LC Exposure":  at any time, the sum of (a) the
           --------------------------------
Dollar Equivalent of the aggregate undrawn and unexpired amount of all outstanding Alternative Currency Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all LC Disbursements in respect of Alternative Currency Letters of Credit that have not yet been reimbursed at such time.

          "Alternative Currency Letter of Credit":  a Letter of Credit
           -------------------------------------
denominated in an Alternative Currency.

          "AMCA":  AMCA/Brookfield International Sales Corporation, a Delaware
           ----
corporation and a Wholly Owned Subsidiary Guarantor.

          "Amendment/Restatement Effective Date":  the date on which the
           ------------------------------------
conditions precedent set forth in Section 4.1 shall be satisfied, which date is May 24, 2001.

          "Applicable Percentage":  with respect to any Domestic Revolving
           ---------------------
Lender, the percentage of the total Domestic Revolving Commitments represented by such Lender's Domestic Revolving Commitment. If the Domestic Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Domestic Revolving Commitments most recently in effect, giving effect to any assignments.

                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

          "Applicable Rate":  with respect to any Loans, for any day, the
           ---------------
applicable rate per annum set forth below, based upon the Consolidated Leverage Ratio as of the most recent determination date:

                     Applicable                  Applicable
                      Rate for      Applicable    Rate for       Applicable
                    Eurocurrency       Rate     Eurocurrency        Rate      Applicable Rate      Applicable Rate
                       Loans          for ABR      Loans           for ABR    for Eurocurrency      for ABR Loans
                      that are      Loans that   that are        Loans that    Loans that are    that are Revolving
Consolidated         Tranche B     are Tranche   Tranche C      are  Tranche  Revolving Loans     Loans, Swingline
 Leverage               Term          B Term        Term           C Term       or Tranche A      Loans or Tranche    Commitment
   Ratio               Loans           Loans       Loans            Loans        Term Loans         A Term Loans       Fee Rate
----------------------------------------------------------------------------------------------------------------------------------
Greater than or        2.50%           1.50%       2.75%            1.75%          2.50%                1.50%           0.500%
 equal to 4.00 to
 1.0
----------------------------------------------------------------------------------------------------------------------------------
Greater than or        2.50%           1.50%       2.75%            1.75%          2.25%                1.25%           0.375%
 equal to 3.50 to
 1.0 and less
 than 4.00 to 1.0
----------------------------------------------------------------------------------------------------------------------------------
Greater than or        2.50%           1.50%       2.75%            1.75%          2.00%                1.00%           0.300%
 equal to 3.00 to
 1.0 and less
 than 3.50 to 1.0
----------------------------------------------------------------------------------------------------------------------------------
Greater than or        2.25%           1.25%       2.50%            1.50%          1.75%                0.75%           0.300%
 equal to 2.50 to
 1.0 and less
 than 3.00 to 1.0
----------------------------------------------------------------------------------------------------------------------------------
Less than 2.50 to      2.25%           1.25%       2.25%            1.25%          1.50%                0.50%           0.250%
 1.0
----------------------------------------------------------------------------------------------------------------------------------

          For purposes of the foregoing, (a) the Consolidated Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent Borrower's fiscal year based upon the Parent Borrower's consolidated financial statements delivered pursuant to Section 5.1(a) or (b), and (b) each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that (i) subject to clause (ii)
                                        --------
below, until the delivery pursuant to Section 5.1(b) of the Parent Borrower's consolidated financial statements for the fiscal quarter ended June 30, 2001, the Consolidated Leverage Ratio shall be determined as of the end of the Parent Borrower's fiscal quarter ended March 31, 2001 based upon the Parent Borrower's pro forma financial statements for the period of four consecutive fiscal
--- -----
quarters ended March 31, 2001 delivered to the Administrative Agent prior to the Amendment/Restatement Effective Date, which pro forma financial statements shall
                                            --- -----
contain all information and calculations necessary for determining the Consolidated Leverage Ratio as of March 31, 2001, giving pro forma effect (as if
                                                         --- -----
such events had occurred on the first day of such four-quarter period) to the issuance of LYONs by the Parent Borrower on May 9, 2001 and to the Transactions, and (ii) the Consolidated Leverage Ratio shall be deemed to be greater than or equal to 4.00 to 1.0 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders, if the Parent Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.1(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

          "Assa Abloy JV": Assa Abloy Door Group, LLC, a Delaware limited
           -------------
liability company formed pursuant to the Master Transaction Agreement dated April 12, 2001 between Assa Abloy AB and UDI.

          "Assessment Rate": for any day, the annual assessment rate in effect
           ---------------
on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any
                             --------
law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Asset Swap": the exchange by the Parent Borrower or a Subsidiary of
           ----------
any portion of its assets for other assets which, or Capital Stock of a Person all or substantially all of the assets of which, are of a type used in the business of the Parent Borrower or in a related business, or a combination of any such assets or Capital Stock of such a Person and cash or Permitted Investments.

          "Assignment and Acceptance": an assignment and acceptance in the form
           -------------------------
of Exhibit C or any other form approved by the Administrative Agent.

          "Attributable Debt": in respect of a Sale/Leaseback Transaction, as
           -----------------
at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the Parent Borrower or the relevant Subsidiary, as lessee, for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Available Global Revolving Commitments": as at any date of
           --------------------------------------
determination with respect to any Global Revolving Lender, an amount in dollars equal to the excess, if any, of (a) the amount of such Lender's Global Revolving Commitment in effect on such date over (b) the Global Revolving Exposure of such Lender on such date.

          "Base CD Rate": the sum of (a) the Three-Month Secondary CD Rate
           ------------
multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.
                                         ----

          "Board": the Board of Governors of the Federal Reserve System of the
           -----
United States of America.

          "BOMAG": BOMAG Holding, Inc., a Delaware corporation.
           -----

          "BOMAG Purchaser Cancellation Right": the right, exercisable by
           ----------------------------------
Parkhaus GmbH at any time prior to May 15, 2003, to return to AMCA the BOMAG Transferred Equity, together with any dividends received by Parkhaus GmbH in respect of the BOMAG Transferred Equity, in exchange for a cancellation of the BOMAG Receivable.

          "BOMAG Receivable": the obligation of Parkhaus GmbH to pay to AMCA,
           ----------------
as the purchase price for the BOMAG Transferred Equity, an amount equal to 48,700,000 Deutsch Marks plus interest thereon at the rate of 8% per annum, calculated from May 22, 2001, which amount shall be payable on May 15, 2003.

          "BOMAG Seller Cancellation Right": the right, exercisable by AMCA at
           -------------------------------
any time from July 1, 2001 until December 31, 2002, to repurchase from Parkhaus GmbH the BOMAG Transferred Equity and have returned to it any dividends received by Parkhaus GmbH in respect of the BOMAG Transferred Equity, in exchange for a cancellation of the BOMAG Receivable.

          "BOMAG Transferred Equity": 5.1% of the Capital Stock of BOMAG.
           ------------------------

          "Borrowers": the collective reference to the Parent Borrower and the
           ---------
Foreign Subsidiary Borrowers.

          "Borrowing": (a) Loans of the same Class and Type, made, converted or
           ---------
continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

          "Borrowing Request": a request by the relevant Borrower for a
           -----------------
Borrowing in accordance with Section 2.3.

          "Borrowing Subsidiary Agreement": a Borrowing Subsidiary Agreement,
           ------------------------------
substantially in the form of Exhibit I.

          "Borrowing Subsidiary Termination": a Borrowing Subsidiary
           --------------------------------
Termination, substantially in the form of Exhibit J.

          "Business Day": any day that is not a Saturday, Sunday or other day
           ------------
on which commercial banks in New York City or (except in the case of dollar-denominated Loans) London are authorized or required by law to remain closed; provided that (a) with respect to any borrowings, disbursements and payments in
--------
respect of and calculations, interest rates and Interest Periods pertaining to Eurocurrency Loans, such day is also a day on which banks are open for general business in the principal financial center of the country of the relevant currency and (b) with respect to notices and determinations in connection with, and payments of principal and interest on, Loans denominated in Euros, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is open for settlement of payment in Euros.

          "Calculation Date": two Business Days prior to the last Business Day
           ----------------
of each calendar quarter (or any other day selected by the Administrative Agent (each, an "Optional Calculation Date")); provided that each date that is on or
           -------------------------     --------
about the date of any borrowing request or rollover request with respect to any Qualified Global Currency Loan or of any issuance or maturity extension of a Letter of Credit denominated in an Alternative Currency shall also be a "Calculation Date" with respect to the relevant Qualified Global Currency or Alternative Currency, as the case may be.

          "Canadian Administrative Office": as defined in Schedule 1.7.
           ------------------------------

          "Canadian B/A": a Bankers' Acceptance as defined in Schedule 1.7.
           ------------

          "Canadian Commitment": as defined in Schedule 1.7.
           -------------------

          "Canadian Contract Period": with respect to any Canadian B/A, the
           ------------------------
term thereof pursuant to subsection 2.3(b)(4) of Schedule 1.7.

          "Canadian Lender": as defined in Schedule 1.7.
           ---------------

          "Canadian Dollar Loan": a C$ Loan as defined in Schedule 1.7.
           --------------------

          "Canadian dollars": lawful currency of Canada.
           ----------------

          "Capital Expenditures": for any period, (a) the net additions to
           --------------------
property, plant and equipment and other capital expenditures of the Parent Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Parent Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Parent Borrower and its consolidated Subsidiaries during such period.

          "Capital Lease Obligations": with respect to any Person, the
           -------------------------
obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock": shares of capital stock, partnership interests,
           -------------
membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing (other than any Indebtedness convertible into Capital Stock, until such conversion).

          "Change in Law": (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Lender (or, for purposes of Section 2.16(b), by any lending office of such Lender or Issuing Lender or by such Lender's or Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Change of Control": (a) the acquisition of ownership, directly or
           -----------------
indirectly, beneficially or of record, by any "person" or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Capital Stock of the Parent Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Borrower by Persons who were neither (i) nominated by the board of directors of the Parent Borrower nor (ii) appointed by directors so nominated; or (c) the occurrence of a "Change of Control" (or any comparable concept) as defined in the Subordinated Debt Documents or the LYONs Documents.

          "Class": when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Domestic Revolving Loans, Global Revolving Loans, Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Domestic Revolving Commitment, a Global Revolving Commitment or a Tranche C Incremental Commitment.

          "Code": the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Collateral": all property of the Loan Parties, now owned or
           ----------
hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Collateral Agent": The Chase Manhattan Bank, in its capacities as
           ----------------
(a) collateral agent under the Guarantee and Collateral Agreement for the Lenders, (b) collateral agent under the Shared Collateral Agreement for the Lenders and for the Holders (as defined in the MTN Indenture), (c) collateral agent under the Mortgages, (d) collateral agent under the UDI Pledge Agreement to be executed and delivered pursuant to Section 5.11(c) and (e) collateral agent under any other Security Document.

          "Collateral Agreements": the collective reference to the Guarantee
           ---------------------
and Collateral Agreement, the Shared Collateral Agreement and, once executed and delivered pursuant to Section 5.11(c), the UDI Pledge Agreement.

          "Collateral Date": each date on which, pursuant to Section 5.1, the
           ---------------
Parent Borrower delivers annual financial statements in respect of its fiscal year or quarterly financial statements in respect of the second quarter of its fiscal year.

          "Collateral Sharing Agreement": the Collateral Sharing Agreement,
           ----------------------------
dated as of October 6, 1998, between GSX and the Collateral Agent, a copy of which is attached as Exhibit A-4, as the same may be amended, supplemented or otherwise modified from time to time.

          "Commitment": a Domestic Revolving Commitment, a Global Revolving
           ----------
Commitment or a Tranche C Incremental Commitment or any combination thereof (as the context requires).

          "Consent and Confirmation": the Consent and Confirmation,
           ------------------------
substantially in the form of Exhibit G, to be executed and delivered by the Parent Borrower and the Subsidiary Guarantors on the Amendment/Restatement Effective Date.

          "Consideration": in connection with any acquisition, the consideration
           -------------
by the Parent Borrower or any of its Subsidiaries in connection therewith (including consideration in the form of issuance of Capital Stock of the Parent Borrower or any Subsidiary and assumption of Indebtedness but excluding, for the purposes of any calculation made pursuant to Section 6.5, consideration in the form of issuance of Capital Stock of the Parent Borrower).

          "Consolidated EBITDA": for any period, Consolidated Net Income for
           -------------------
such period plus, without duplication and to the extent reflected as a charge in
            ----
the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans, letters of credit, bankers' acceptances and net costs under Hedging Agreements), (c) depreciation and amortization expense, (d) amortization or write-off of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary or non-recurring non-cash expenses or non-cash losses, provided
                                                                     --------
that in the event that the Parent Borrower or any Subsidiary makes any cash payment in respect of any such extraordinary or non-recurring non-cash expense, such cash payment shall be deducted from Consolidated EBITDA in the period in which such cash payment is made, (f) losses on Dispositions of assets outside of the ordinary course of business, (g) extraordinary or non-recurring cash charges taken on or prior to the date that is one year after the Amendment/Restatement Effective Date resulting from severance, integration and other adjustments made as a result of the Acquisition, provided that the amounts referred to in this
                                --------
clause (g) shall not, in the aggregate, exceed $125,000,000 on an after-tax basis, (h) non-cash compensation expenses arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements and (i) with respect to the fiscal quarter ending June 30, 2001, one-time, non-recurring charges resulting from adjustments to the inventory and accounts receivable of UDI and its consolidated Subsidiaries reflected on the Pro Forma Financial Statements, and minus, to the
                                                                  -----
extent included in the statement of such Consolidated Net Income for such period, (a) any extraordinary or non-recurring non-cash income or non-cash gains and (b) gains on Dispositions of assets outside of the ordinary course of business, all as determined on a consolidated basis; provided that in
                                                     --------
determining Consolidated EBITDA for such period, the cumulative effect of any change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference
--- -----
Period to and including the date as of which such calculation is made) the Parent Borrower or any Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition
                        --- -----
or Material Acquisition occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most
                                         --- -----
recent period of four consecutive fiscal quarters for which the relevant financial information is available), without giving effect to cost savings; provided, that for purposes of determining the Consolidated Leverage Ratio above
--------
for the fiscal quarters of the Parent Borrower ending June 30, 2001, September 30, 2001 and December 31, 2001, Consolidated EBITDA of UDI and its Subsidiaries shall be deemed to be (i) $76,432,000 for the quarter ending September 30, 2000,
(ii) $65,941,000 for the quarter ending December 31, 2000 and (iii) $43,000,000 for the quarter ending March 31, 2001. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves Consideration in excess of $50,000,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that (a) involves assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Subsidiary and (b) yields gross proceeds to the Parent Borrower or any of its Subsidiaries in excess of $50,000,000.

          "Consolidated Interest Coverage Ratio": for any period, the ratio of
           ------------------------------------
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense": for any period, the sum of (a) total
           -----------------------------
cash interest expense (including that attributable to Capital Lease Obligations) of the Parent Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Parent Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs or net income under Hedging Agreements in respect of such Indebtedness to the extent such net costs or net income, as the case may be, are allocable to such period in accordance with GAAP), (b) total dividend payments made by the Parent Borrower or any of its Subsidiaries to any Person (other than the Parent Borrower or any Wholly Owned Subsidiary Guarantor) during such period in respect of preferred Capital Stock and (c) to the extent not otherwise included in "interest expense" (or any like caption) on a consolidated income statement of the Parent Borrower and its Subsidiaries for such period, any other discounts, fees and expenses comparable to or in the nature of interest under any Qualified Receivables Transaction.

          "Consolidated Leverage Ratio": as at the last day of any period, the
           ---------------------------
ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Net Income": for any period, the consolidated net income
           -----------------------
(or loss) of the Parent Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                            --------
excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Parent Borrower or is merged into or consolidated with the Parent Borrower or any of its Subsidiaries and (b) the income (or deficit) of any Person (other than a Subsidiary of the Parent Borrower) in which the Parent Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent Borrower or such Subsidiary in the form of dividends or similar distributions.

          "Consolidated Senior Debt": all Consolidated Total Debt other than
           ------------------------
Subordinated Debt.

          "Consolidated Senior Leverage Ratio": as of the last day of any
           ----------------------------------
period, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Total Debt": at any date, the sum of (a) the aggregate
           -----------------------
principal amount of all Indebtedness of the Parent Borrower and its Subsidiaries at such date (excluding the face amount of undrawn letters of credit), determined on a consolidated basis in accordance with GAAP, calculated net of the amount of cash, in excess of $50,000,000, that would (in conformity with
GAAP) be set forth on a consolidated balance sheet of the Parent Borrower and its Subsidiaries for such date, provided that the netting of such cash amounts
                                --------
shall not be used in calculating the Consolidated Leverage Ratio for purposes of determining the Applicable Rate or for purposes of Section 6.6(k) plus (b) without duplication of amounts included in clause (a) above, an amount equal to the aggregate cash proceeds received by the Parent Borrower or any Subsidiary from the financing of accounts receivable (and assets related thereto) or, if greater, the aggregate principal amount of Indebtedness associated with such financing, in each case pursuant to any Qualified Receivables Transaction which are outstanding at such date.

          "Contractual Obligation": as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control": the possession, directly or indirectly, of the power to
           -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
------------       ----------

          "Default": any event or condition which upon notice, lapse of time or
           -------
both would, unless cured or waived, become an Event of Default (including, in any event, a "Default" under and as defined in the Subordinated Debt Documents).

          "Determination Date": each date that is two Business Days after any
           ------------------
Calculation Date or Optional Calculation Date.

          "Disclosed Matters": the matters disclosed in Schedule 3.4.
           -----------------

          "Disposition": with respect to any property, any sale, lease, sale and
           -----------
leaseback, assignment, conveyance, transfer or other disposition thereof. "Dispose" and "Disposed of" have meanings correlative thereto.
--------       -----------

          "Documentation Agents": the collective reference to Bank of America,
           --------------------
N.A., Fleet National Bank and The Bank of Nova Scotia, in their capacity as documentation agents.

          "Dollar Equivalent": on any date of determination, (a) for the
           -----------------
purposes of determining compliance with Article VI or the existence of an Event of Default under Article VII (other than for the purpose of determining amounts outstanding hereunder, in which case clause (b) below shall govern), with respect to any amount denominated in a currency other than dollars, the equivalent in dollars of such amount, determined in good faith by the Parent Borrower in a manner consistent with the way such amount is or would be reflected on the Parent Borrower's audited consolidated financial statements for the fiscal year in which such determination is made and (b) with respect to any amount hereunder denominated in an Alternative Currency or a Qualified Global Currency, the amount of dollars that may be purchased with such amount of such currency at the Exchange Rate (determined as of the most recent Calculation
Date) with respect to such currency on such date.

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Domestic Revolving Availability Period": the period from and
           --------------------------------------
including the Effective Date to but excluding the earlier of the Domestic Revolving Maturity Date and the date of termination of the Domestic Revolving Commitments.

          "Domestic Revolving Commitment": with respect to each Lender, the
           -----------------------------
commitment, if any, of such Lender to make Domestic Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be changed from time to time pursuant to this Agreement. The amount of each Lender's Domestic Revolving Commitment as of the Amendment/Restatement Effective Date is set forth on Schedule 1.1A, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Domestic Revolving Commitment, as applicable. The aggregate amount of the Domestic Revolving Commitments is $500,000,000 as of the Amendment/Restatement Effective Date.

          "Domestic Revolving Exposure": with respect to any Lender at any time,
           ---------------------------
the sum of the outstanding principal amount of such Lender's Domestic Revolving Loans and its LC Exposure and Swingline Exposure at such time.

          "Domestic Revolving Facility": as defined in the definition of
           ---------------------------
Facility.

          "Domestic Revolving Lender": a Lender with a Domestic Revolving
           -------------------------
Commitment or with Domestic Revolving Exposure.

          "Domestic Revolving Loan": a Loan made pursuant to Section 2.1(c).
           -----------------------

          "Domestic Revolving Maturity Date": September 30, 2004.
           --------------------------------

          "Domestic Subsidiary": any Subsidiary other than a Foreign
           -------------------
Subsidiary.

          "ECF Percentage": 50%; provided, that the ECF Percentage shall be
           --------------        --------
permanently reduced to 0% after the first fiscal year ending after the Amendment/Restatement Effective Date as to which the Consolidated Leverage Ratio (determined as of the last day of such fiscal year) is less than 3.0 to 1.0.

          "Effective Date": the date on which the conditions specified in
           --------------
Section 4.1 of the Original Credit Agreement were satisfied, which date was October 6, 1998.

          "Emerson JV": EGS LLC.
           ----------

          "EMU": Economic and Monetary Union as contemplated in the Treaty.
           ---

          "Environmental Laws": all laws, rules, regulations, codes,
           ------------------
ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability": any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA": the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate": any trade or business (whether or not incorporated)
           ---------------
that, together with the Parent Borrower, is treated as a single employer under
Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event": (a) any "reportable event", as defined in Section 4043
           -----------
of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Euro": the single currency of Participating Member States introduced
           ----
in accordance with the provisions of Article 109(1)4 of the Treaty and, in respect of all payments to be made under this Agreement in Euros, means immediately available, freely transferable funds.

          "Eurocurrency": when used in reference to any Loan or Borrowing,
           ------------
refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default": as defined in Article VII.
           ----------------

          "Excess Cash Flow": for any fiscal year of the Parent Borrower, the
           ----------------
excess (if any), determined without duplication, of (a) the sum of (i) Consolidated Net Income for such fiscal year, (ii) the amount, if any, by which Net Working Capital decreased during such fiscal year (without duplication for acquisitions and divestitures), (iii) depreciation, amortization and other non-cash charges or non-cash losses deducted in determining such Consolidated Net Income, (iv) the net increase (if any) during such fiscal year in the Parent Borrower's accrued long-term liability accounts (excluding the proceeds of Indebtedness permitted hereby and the accretion of original issue discount in respect thereof) and (v) the net decrease (if any) during such fiscal year in the Parent Borrower's accrued long-term asset accounts over (b) the sum of (i)
                                                       ----
Capital Expenditures made in cash (excluding those financed with the proceeds of Indebtedness (excluding Loans), Capital Stock or Dispositions of property) during such fiscal year, (ii) the aggregate amount of scheduled principal payments in respect of Indebtedness made during such fiscal year, (iii) the aggregate principal amount of all prepayments of Revolving Loans during such fiscal year to the extent accompanied by permanent optional reductions of the Revolving Commitments, (iv) the aggregate principal amount of all optional prepayments of the Term Loans during such fiscal year, (v) the amount, if any, by which Net Working Capital increased during such fiscal year (without duplication for acquisitions and divestitures), (vi) cash expenditures made in respect of Investments (excluding those financed with the proceeds of Indebtedness (excluding Loans), Capital Stock or Dispositions of property) during such fiscal year pursuant to Section 6.5(d), (f) or (h), (vii) any non-cash gains included in determining such Consolidated Net Income, (viii) any gains on asset Dispositions constituting a Prepayment Event that are included in determining such Consolidated Net Income, (ix) the net decrease (if any) during such fiscal year in the Parent Borrower's accrued long-term liability accounts,
(x) the net increase (if any) during such fiscal year in the Parent Borrower's accrued long-term asset accounts and (xi) the aggregate principal amount of all redemptions permitted hereby to be made in cash in respect of the LYONs during such fiscal year.

          "Exchange Rate": on any day, with respect to any Alternative Currency
           -------------
or Qualified Global Currency, the rate at which such Alternative Currency or Qualified Global Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., London time, on such day on the applicable Reuters World Spot Page. In the event that any such rate does not appear on any Reuters World Spot Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates reasonably selected by the Administrative Agent in consultation with the Parent Borrower for such purpose or, at the discretion of the Administrative Agent in consultation with the Parent Borrower, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternative Currency are then being conducted, at or about 11:00 a.m., local time, on such day for the purchase of the applicable Alternative Currency for delivery two Business Days later, provided that, if at the time of any such
                                  --------
determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

          "Excluded Taxes": with respect to the Administrative Agent, any Lender
           --------------
or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of any Borrowing by the Parent Borrower, with respect to any Lender (other than an assignee pursuant to a request by the Parent Borrower under Section 2.20(b)), any United States withholding tax that is (i) imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or (ii) is attributable to such Lender's failure to comply with Section 2.18(e), except to the extent that such Lender (or its assignor, if any) was entitled, to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.18(a) and (d) United States withholding taxes imposed other than as a result of a Change in Law (it being understood that for this purpose the term Change in Law shall not include final Treasury regulations under Section 1441 of the Code becoming effective).

          "Existing Credit Agreement": as defined in the recitals hereto.
           -------------------------

          "Existing Letters of Credit": as defined in Section 2.5(a).
           --------------------------

          "Facility": each of (a) the Tranche A Term Loans made under the
           --------
Original Credit Agreement (the "Tranche A Term Facility"), (b) the Tranche B
                                -----------------------
Term Loans made under the Existing Credit Agreement (the "Tranche B Term
                                                          --------------
Facility"), (c) the Tranche C Term Loans made under the Existing Credit
--------
Agreement, the Tranche C Incremental Commitments and the Tranche C Incremental Term Loans made thereunder (the "Tranche C Term Facility"), (d) the Domestic
                                 -----------------------
Revolving Commitments and the extensions of credit made thereunder (the "Domestic Revolving Facility") and (e) the Global Revolving Commitments and the
----------------------------
Global Revolving Loans made thereunder (the "Global Revolving Facility" and,
                                             -------------------------
together with the Domestic Revolving Facility, the "Revolving Facility").
                                                    ------------------

          "Federal Funds Effective Rate": for any day, the weighted average
           ----------------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer": the chief financial officer, principal accounting
           -----------------
officer, treasurer or controller of the Parent Borrower.

          "Foreign Subsidiary": any Subsidiary (a) that is organized under the
           ------------------
laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia or (b) that is a Foreign Subsidiary Holdco.

          "Foreign Subsidiary Borrower": any Foreign Subsidiary of the Parent
           ---------------------------
Borrower designated as a Foreign Subsidiary Borrower by the Parent Borrower pursuant to Section 2.22 that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.

          "Foreign Subsidiary Holdco": any Domestic Subsidiary that has no
           -------------------------
material assets other than the Capital Stock of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such Capital Stock.

          "Foreign Subsidiary Opinion": with respect to any Foreign Subsidiary
           --------------------------
Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent and the Lenders covering the matters set forth on Exhibit D-3, with such assumptions, qualifications and deviations therefrom as the Administrative Agent shall approve (such approval not to be unreasonably withheld).

          "GAAP": generally accepted accounting principles in the United States
           ----
of America.

          "Global Revolving Availability Period": the period from and including
           ------------------------------------
the Amendment/Restatement Effective Date to but excluding the earlier of the Global Revolving Maturity Date and the date of termination of the Global Revolving Commitments.

          "Global Revolving Facility": as defined in the definition of Facility.
           -------------------------

          "Global Revolving Commitment": with respect to each Lender, the
           ---------------------------
commitment, if any, of such Lender to make Global Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Global Revolving Exposure hereunder, as such commitment may be changed from time to time pursuant to this Agreement. The amount of each Lender's Global Revolving Commitment as of the Amendment/Restatement Effective Date is set forth on Schedule 1.1A, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Global Revolving Commitment, as applicable. The aggregate amount of the Global Revolving Commitments is $100,000,000 as of the Amendment/Restatement Effective Date.

          "Global Revolving Exposure": with respect to any Lender at any time,
           -------------------------
the sum of (a) the aggregate outstanding principal amount of such Lender's Global Revolving Loans at such time that are denominated in Dollars plus (b) the Dollar Equivalent at such time of the aggregate outstanding principal amount of such Lender's Global Revolving Loans at such time that are denominated in Qualified Global Currencies.

          "Global Revolving Lender": a Lender with a Global Revolving Commitment
           -----------------------
or with Global Revolving Exposure.

          "Global Revolving Loan": a Loan made pursuant to Section 2.1(d),
           ---------------------
including Canadian Dollar Loans and any Canadian B/A accepted in accordance with
Schedule 1.7.

          "Global Revolving Maturity Date": September 30, 2004.
           ------------------------------

          "Governmental Authority": any nation or government, any state or other
           ----------------------
political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including, without limitation, any European central bank or other similar agency, authority or regulatory body), any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

          "GSX": General Signal Corporation, a Delaware corporation.
           ---

          "Guarantee: with respect to any Person (the "guarantor"), any
           ---------                                   ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include
                            --------
endorsements for collection or deposit in the ordinary course of business.

          "Guarantee and Collateral Agreement": the Guarantee and Collateral
           ----------------------------------
Agreement, dated as of October 6, 1998, made by the Parent Borrower and the Subsidiary Guarantors in favor of the Collateral Agent, a copy of which is attached as Exhibit A-1, as the same may be amended, supplemented or otherwise modified from time to time.

          "Hazardous Materials": all explosive or radioactive substances or
           -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement": any interest rate protection agreement, foreign
           -----------------
currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement or option.

          "Indebtedness": with respect to any Person, without duplication, (a)
           ------------
all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than current trade payables or liabilities for deferred payment for services to employees and former employees, in each case incurred in the ordinary course of business and payable in accordance with customary practices),
(e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (j) all preferred and/or redeemable Capital Stock of any Subsidiary of such Person and (k) for the purposes of Section 6.2 only, all obligations of such Person in respect of Hedging Agreements. The Indebtedness of any Person (i) shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (ii) shall exclude customer deposits in the ordinary course of business.

          "Indemnified Taxes": Taxes other than Excluded Taxes.
           -----------------

          "Information Memorandum": the Confidential Information Memorandum
           ----------------------
dated April 2001 relating to the Parent Borrower and the Facilities.

          "Inrange": Inrange Technologies Corporation, a Delaware corporation.
           -------

          "Inrange Class A Common Stock": Class A Common Stock, par value $.01
           ----------------------------
per share, of Inrange.

          "Inrange Class B Common Stock": Class B Common Stock, par value $.01
           ----------------------------
per share, of Inrange.

          "Inrange Common Stock": the collective reference to Inrange Class A
           --------------------
Common Stock and Inrange Class B Common Stock.

          "Interest Election Request": a request by the relevant Borrower to
           -------------------------
convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.7.

          "Interest Payment Date": (a) with respect to any ABR Loan (other than
           ---------------------
a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period": with respect to any Eurocurrency Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the relevant Borrower may elect; provided, that (a) if any
                                                --------
Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) Tranche C-1 Term Borrowings made on the Amendment/Restatement Effective Date may have an initial Interest Period of 39 days. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Investments": as defined in Section 6.5.
           -----------

          "Issuing Lender": as the context may require, (a) The Chase Manhattan
           --------------
Bank, with respect to Letters or Credit issued by it, (b) and any other Domestic Revolving Lender that becomes an Issuing Lender pursuant to Section 2.5(l), with respect to Letters of Credit issued by it, and (c) any Domestic Revolving Lender that has issued an Existing Letter of Credit, with respect to such Existing Letter of Credit and, in each case its successors in such capacity as provided in Section 2.5(i). Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term "Issuing Lender" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Judgment Currency": as defined in Section 9.16.
           -----------------

          "Judgment Currency Conversion Rate": as defined in Section 9.16.
           ---------------------------------

          "LC Disbursement": a payment made by the applicable Issuing Lender
           ---------------
pursuant to a Letter of Credit.

          "LC Exposure": at any time, the sum of (a) the aggregate undrawn
           -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the relevant Borrower at such time. The LC Exposure of any Domestic Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lender Affiliate": (a) with respect to any Lender, (i) an Affiliate
           ----------------
of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Lenders": the Persons listed on Schedule 1.1A and any other Person
           -------
that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender and each Issuing Lender.

          "Letter of Credit": any letter of credit issued pursuant to this
           ----------------
Agreement, including the Existing Letters of Credit.

          "LIBO Rate": with respect to any Eurocurrency Borrowing, for any
           ---------
Interest Period, the rate appearing on the relevant page of the Telerate screen (or any successor to or substitute for such screen, providing rate quotations comparable to those currently provided on such page of such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in dollars or the relevant Qualified Global Currency, as the case may be, in the relevant interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in such currency with a maturity comparable to such Interest Period. If such rate is not available at such time for any reason, and in all cases in the case of sterling-denominated Loans, the "LIBO Rate" with respect to such Eurocurrency
                                 ---------
Borrowing for such Interest Period shall be the rate at which deposits in the relevant currency of $5,000,000 (or the appropriate equivalent thereof) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien": with respect to any asset, (a) any mortgage, deed of trust,
           ----
lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan": any loan made by any Lender pursuant to this Agreement.
           ----

          "Loan Documents": this Agreement, the Security Documents, each
           --------------
Borrowing Subsidiary Agreement and each Borrowing Subsidiary Termination.

          "Loan Parties": the Borrowers and the Subsidiary Guarantors.
           ------------

          "London Administrative Office": the Administrative Agent's office
           ----------------------------
located at 125 London Wall, London, or such other office in London as may be designated by the Administrative Agent by written notice to the Parent Borrower and the Lenders.

          "LYONs": the collective reference to (a) the LYONs described in (i)
           -----
the offering memorandum dated March 10, 2001 and (ii) the offering memorandum dated May 9, 2001 (collectively, the "LYONs Offering Memoranda"), (b) the notes
                                      ------------------------
issued upon conversion of the LYONs upon the occurrence of a Tax Event (as defined in the LYONs Documents) on the terms described in the LYONs

Offering Memoranda and (c) any Indebtedness of the Parent Borrower incurred to refinance any of the foregoing so long as (i) such Indebtedness has no scheduled principal payments prior to June 30, 2008, and (ii) the terms thereof are not materially more restrictive than the Indebtedness being refinanced, as agreed by the Administrative Agent.

          "LYONs Contingent Interest": the payment of contingent interest on or
           -------------------------
after February 1, 2006, as described in the Summary section of the LYONs Offering Memoranda under the caption "Contingent Interest".

          "LYONs Documents": all indentures, instruments, agreements and other
           ---------------
documents evidencing or governing the LYONs or providing for any other right in respect thereof.

          "LYONs Offering Memoranda": as defined in the definition of LYONs.
           ------------------------

          "LYONs Put/Conversion Rights": the collective reference to (a) the
           ---------------------------
ability of holders of the LYONs to require purchase of the LYONs through the payment of cash or issuance of common stock or a combination of cash and common stock on specified scheduled dates, as described in the Summary section of the LYONs Offering Memoranda under the caption "Purchase of the LYONs at the Option of the Holder" and (b) the ability of the holders of the LYONs to surrender LYONs for conversion into common stock of the Parent Borrower if specific conditions are satisfied, as described in the Summary section of the LYONs Offering Memoranda under the caption "Conversion Rights".

          "Majority Facility Lenders": with respect to any Facility, the holders
           -------------------------
of more than 50% of the aggregate unpaid principal amount of the Term Loans or Revolving Exposure, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Revolving Commitments). It is understood that, at any time prior to any termination of the Tranche C-2 Incremental Commitments, Majority Facility Lenders in respect of the Tranche C Term Facility shall mean the holders of more than 50% of the sum of the aggregate unpaid principal amount of Tranche C Term Loans plus the Tranche C-2 Incremental Commitments.

          "Material Adverse Effect": a material adverse effect on (a) the
           -----------------------
business, property, operations or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

          "Material Indebtedness": the collective reference to (a) Indebtedness
           ---------------------
(other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent Borrower and its Subsidiaries in an aggregate principal amount exceeding $50,000,000 and (b) obligations under the MTN Indenture or any notes issued pursuant thereto. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Parent Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Material Subsidiary": (a) any Subsidiary listed on Schedule 1.1B and
           -------------------
(b) any other Subsidiary of the Parent Borrower created or acquired after the Amendment/Restatement Effective Date that, together with its Subsidiaries, has aggregate assets (excluding assets that would be eliminated upon consolidation in accordance with GAAP), at the time of determination, in excess of $35,000,000.

          "Moody's": Moody's Investors Service, Inc.
           -------

          "Mortgage": a mortgage, deed of trust, assignment of leases and rents,
           --------
leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the obligations of any Loan Party under any Loan Document. Each Mortgage shall be satisfactory in form and substance to the Administrative Agent.

          "Mortgaged Property": each parcel of real property owned by a Loan
           ------------------
Party and identified on Schedule 1.1C and the improvements thereto, together with each other parcel of real property and improvements thereto with respect to which a Mortgage is granted to the Administrative Agent or the Collateral Agent.

          "MTN Indenture": the Indenture dated as of April 15, 1996 between
           -------------
General Signal Corporation, a New York corporation, and The Chase Manhattan Bank, as trustee.

          "Multiemployer Plan": a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Proceeds": with respect to any event (a) the cash proceeds
           ------------
received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a casualty or a condemnation or similar event, condemnation awards and similar payments, net of
(b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Parent Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a condemnation or similar proceeding), the amount of all payments required to be made by the Parent Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) or to repay any other Contractual Obligation secured by such asset or otherwise subject to mandatory prepayment or repayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent Borrower and the Subsidiaries (including all taxes paid in connection with the repatriation of the Net Proceeds of a Disposition), and the amount of any reserves established by the Parent Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent Borrower).

          "Net Working Capital": at any date, (a) the consolidated current
           -------------------
assets of the Parent Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current
                                           -----
liabilities of the Parent Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

          "New York Administrative Office": the Administrative Agent's office
           ------------------------------
located at 270 Park Avenue, New York, New York, or such other office in New York City as may be designated by the Administrative Agent by written notice to the Parent Borrower and the Lenders.

          "Obligation Currency": as defined in Section 9.16.
           -------------------

          "Obligations": the collective reference to the unpaid principal of
           -----------
and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrowers (including, without limitation, interest accruing at the then applicable rate provided herein after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedging Agreement, any Lender or any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, any Letter of Credit, any Hedging Agreement with any Lender or any Affiliate of any Lender or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by any Borrower pursuant to the terms of any of the foregoing agreements).

          "Optional Calculation Date": as defined in the definition of
           -------------------------
Calculation Date.

          "Original Credit Agreement": as defined in the recitals hereto.
           -------------------------

          "Other Taxes": any and all present or future stamp or documentary
           -----------
taxes or any other excise charges or similar levies arising from the execution, delivery or enforcement of any Loan Document.

          "Parent Borrower": as defined in the preamble.
           ---------------

          "Participant": as defined in Section 9.4(e).
           -----------

          "Participating Member State": each state so described in any EMU
           --------------------------
legislation.

          "PBGC": the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Permitted Acquisition": any acquisition by the Parent Borrower or any
           ---------------------
Wholly Owned Subsidiary Guarantor of all of the Capital Stock of, or all or substantially all of the assets of, or of a business, unit or division of, any Person; provided that (a) the Parent Borrower shall be in compliance, on a pro
        --------                                                           ---
forma basis after giving effect to such acquisition, with the covenants
-----
contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the relevant information is available as if such acquisition had occurred on the first day of each relevant period for testing such compliance (as demonstrated, in the case of any acquisition for which the aggregate Consideration is greater than or equal to $50,000,000, in a certificate of a Financial Officer delivered to the Administrative Agent (i) in the case of any acquisition for which the aggregate Consideration is greater than or equal to $100,000,000, prior to the consummation of such acquisition and (ii) in the case of any acquisition for which the aggregate Consideration is less than $100,000,000, concurrently with the first delivery of financial statements pursuant to Section 5.1(a) or (b) following the consummation of such acquisition), (b) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such acquisition, (c) the Capital Stock and substantially all of the other property so acquired (including substantially all of the property of any Person whose Capital Stock is directly or indirectly acquired) are useful in the business of industrial products and other goods and services, (d) the Capital Stock and substantially all of the other property so acquired (including substantially all of the property of any Person whose Capital Stock is directly or indirectly acquired, but excluding real property and other assets to the extent such real property or other assets, as applicable, are not required by
Section 5.11 to become Collateral) shall constitute and become Collateral, (e) any Person whose Capital Stock is directly or indirectly acquired shall be, after giving effect to such acquisition, a direct or indirect Wholly Owned Subsidiary of the Parent Borrower and (f) any such acquisition shall have been approved by the Board of Directors or comparable governing body of the relevant Person.

          "Permitted Encumbrances": (a) Liens imposed by law for taxes that are
           ----------------------
not yet due or are being contested in compliance with Section 5.5; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.5; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements; and (f) easements, ground leases, zoning restrictions, building codes, rights-of-way, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Borrower or any Subsidiary. Notwithstanding the foregoing, the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments": (a) direct obligations of, or obligations the
           ---------------------
principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 or, in the case of Foreign Subsidiaries, any local office of any commercial bank organized under the laws of the relevant local jurisdiction or any political subdivision thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

          "Permitted Subsidiary Acquisition": any acquisition by Inrange or any
           --------------------------------
of its Subsidiaries of all or any portion of the Capital Stock, or all or any portion of the assets, of any Person.

          "Person": any natural person, corporation, limited liability company,
           ------
trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan": any employee pension benefit plan (other than a Multiemployer
           ----
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prepayment Event":
           ----------------

          (a) any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by paragraph (a), (b) or (c) of Section 6.6) that yields aggregate gross proceeds to the Parent Borrower or any of the Subsidiary Guarantors (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of the Parent Borrower or any Subsidiary Guarantor that yields Net Proceeds in excess of $10,000,000; or

          (c) the incurrence by the Parent Borrower or any Subsidiary Guarantor of any Subordinated Debt, unless the Consolidated Senior Leverage Ratio, on a pro forma basis after giving effect to such incurrence and the
       --- -----
     application of proceeds thereof, is less than 3.00 to 1.00, computed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the relevant information is available for the period of four consecutive fiscal quarters ending on such day as if such incurrence had occurred on the first day of such period.

          "Prime Rate": the rate of interest per annum publicly announced from
           ----------
time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Pro Forma Financial Statements": as defined in Section 4.1(j).
           ------------------------------

          "Qualified Foreign Global Currency": any Qualified Global Currency
           ---------------------------------
other than dollars borrowed in New York City.

          "Qualified Global Currency": (a) sterling, Euros, dollars (borrowed in
           -------------------------
New York City), Australian dollars, Swiss francs and Canadian dollars (borrowed in London), (b) any other eurocurrency designated by the Parent Borrower with the consent of the Administrative Agent and each Global Revolving Lender and (c) with respect to Loans made by Canadian Lenders, Canadian dollars (borrowed in Canada).

          "Qualified Global Currency Borrowing": any Borrowing comprised of
           -----------------------------------
Qualified Global Currency Loans.

          "Qualified Global Currency Loan": any Loan denominated in a Qualified
           ------------------------------
Global Currency.

          "Qualified Receivables Transaction": any transaction or series of
           ---------------------------------
transactions that may be entered into by the Parent Borrower or any Subsidiary pursuant to which the Parent Borrower or any Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Parent Borrower or any Subsidiary) or (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Parent Borrower or any Subsidiary, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitizations involving accounts receivable.

          "Receivables Entity": any Subsidiary (or another Person to which the
           ------------------
Parent Borrower or any Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Parent Borrower as a Receivables Entity:

          (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

               (i) is guaranteed by the Parent Borrower or any Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

               (ii) is recourse to or obligates the Parent Borrower or any Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

               (iii) subjects any property or asset of the Parent Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (b) with which neither the Parent Borrower nor any Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a purchase money note or Qualified Receivables Transaction permitted by Section 6.6(c)) other than (i) on terms no less favorable to the Parent Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Borrower or
     (ii) for the payment of fees in the ordinary course of business in connection with servicing accounts receivable; and

          (c) to which neither the Parent Borrower nor any Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

          "Register" has the meaning set forth in Section 9.4(c).
           --------

          "Reimbursement Obligation": the obligation of each relevant Borrower
           ------------------------
to reimburse the applicable Issuing Lender pursuant to Section 2.5 for amounts drawn under Letters of Credit.

          "Related Parties": with respect to any specified Person, such Person's
           ---------------
Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person's Affiliates.

          "Release Date": as defined in Section 9.14.
           ------------

          "Required Lenders": at any time, Lenders having Revolving Exposures,
           ----------------
Term Loans and unused Commitments representing at least 51% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

          "Requirement of Law": as to any Person, the Certificate of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reset Date": as defined in Section 1.5(a).
           ----------

          "Restricted Payment": (a) any dividend or other distribution (whether
           ------------------
in cash, securities or other property) with respect to any Capital Stock of the Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital

Stock of the Parent Borrower or any Subsidiary or any option, warrant or other right to acquire any such Capital Stock of the Parent Borrower or any Subsidiary and (b) any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the LYONs, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, conversion or termination of the LYONs.

          "Revolving Commitments": the aggregate of the Domestic Revolving
           ---------------------
Commitments and the Global Revolving Commitments.

          "Revolving Exposure": with respect to any Lender at any time, the sum
           ------------------
of such Lender's Domestic Revolving Exposure and Global Revolving Exposure.

          "Revolving Facility": as defined in the definition of Facility.
           ------------------

          "Revolving Lenders": Domestic Revolving Lenders and Global Revolving
           -----------------
Lenders.

          "Revolving Loans": Domestic Revolving Loans and Global Revolving
           ---------------
Loans.

          "Risk Management Subsidiary": any Subsidiary (a) that is formed for
           --------------------------
the purpose of better controlling the costs associated with certain post-retirement benefit obligations, workers' compensation claims, severance, deferred compensation, keyman life insurance reserves, environmental liabilities and other liabilities, (b) that is a Subsidiary Guarantor and a "Grantor" for the purposes of each relevant Collateral Agreement and (c) all of the Capital Stock of which, to the extent owned by the Parent Borrower or any Domestic Subsidiary, is pledged as Collateral under each relevant Collateral Agreement.

          "S&P": Standard & Poor's.
           ---

          "Sale/Leaseback Transaction": as defined in Section 6.7.
           --------------------------

          "Security Documents": the Collateral Agreements, the Collateral
           ------------------
Sharing Agreement, the Mortgages and any other security documents granting a Lien on any property of any Person to secure the obligations of any Loan Party under any Loan Document.

          "Shared Collateral Agreement": the Collateral Agreement, dated as of
           ---------------------------
October 6, 1998, made by GSX and each of its Subsidiaries that is a Subsidiary Guarantor in favor of the Collateral Agent, a copy of which is attached as Exhibit A-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "Standard Securitization Undertakings": representations, warranties,
           ------------------------------------
covenants and indemnities entered into by the Parent Borrower or any Subsidiary which are reasonably customary in securitization of accounts receivable transactions.

          "Statutory Reserve Rate": a fraction (expressed as a decimal), the
           ----------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or by any other Governmental Authority, domestic or foreign, with jurisdiction over the Administrative Agent or any Lender (including any branch, Affiliate or other funding office thereof making or holding a Loan) (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate applicable to any Borrowing, for any category of liabilities which includes deposits by reference to which the Adjusted LIBO Rate in respect of such Borrowing is determined. Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subordinated Debt": any Indebtedness incurred by the Parent Borrower
           -----------------
pursuant to Section 6.2(b).

          "Subordinated Debt Documents": all indentures, instruments,
           ---------------------------
agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

          "Subsidiary": with respect to any Person (the "parent") at any date,
           ----------                                    ------
any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower. For purposes of the representations and warranties made herein on or after the Amendment/Restatement Effective Date, the "Subsidiaries" of the Parent Borrower include each of UDI and its Subsidiaries.

          "Subsidiary Guarantor": any Subsidiary that has guaranteed the
           --------------------
Obligations pursuant to the Guarantee and Collateral Agreement.

          "Swingline Exposure": at any time, the aggregate principal amount of
           ------------------
all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "Swingline Lender": The Chase Manhattan Bank, in its capacity as
           ----------------
lender of Swingline Loans hereunder.

          "Swingline Loan": a Loan made pursuant to Section 2.4.
           --------------

          "Syndication Agent": Bank One, NA, in its capacity as syndication
           -----------------
agent.

          "Taxes": any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Term Loans": Tranche A Term Loans, Tranche B Term Loans and Tranche
           ----------
C Term Loans.

          "Three-Month Secondary CD Rate": for any day, the secondary market
           -----------------------------
rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a

Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Total Domestic Exposure": at any time, the sum of the total Domestic
           -----------------------
Revolving Exposures.

          "Total Global Exposure": at any time, the sum of the total Global
           ---------------------
Revolving Exposures.

          "Tranche A Lender": a Lender with an outstanding Tranche A Term Loan.
           ----------------

          "Tranche A Maturity Date": September 30, 2004.
           -----------------------

          "Tranche A Term Facility": as defined in the definition of Facility.
           -----------------------

          "Tranche A Term Loan": a Tranche A Term Loan made pursuant to Section
           -------------------
2.1(a) of the Original Credit Agreement. The aggregate principal amount of Tranche A Term Loans outstanding on the Amendment/Restatement Effective Date is $475,000,000.

          "Tranche B Lender": a Lender with an outstanding Tranche B Term Loan.
           ----------------

          "Tranche B Maturity Date": December 31, 2006.
           -----------------------

          "Tranche B Term Facility": as defined in the definition of Facility.
           -----------------------

          "Tranche B Term Loan": a Tranche B Term Loan made pursuant to Section
           -------------------
2.1(a) of the Existing Credit Agreement. The aggregate principal amount of Tranche B Term Loans outstanding on the Amendment/Restatement Effective Date is $493,750,000.

          "Tranche C-1 Incremental Commitment": with respect to each Lender,
           ----------------------------------
the commitment, if any, of such Lender to make a Tranche C-1 Incremental Term Loan to the Parent Borrower hereunder on the Amendment/Restatement Effective Date in a principal amount not to exceed the amount set forth under the heading "Tranche C-1 Incremental Commitment" opposite such Lender's name on Schedule 1.1A hereto or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate principal amount of the Lenders' Tranche C-1 Incremental Commitments is $280,000,000.

          "Tranche C-1 Incremental Term Loan": a Loan made pursuant to Section
           ---------------------------------
2.1(a).

          "Tranche C-2 Commitment Period": the period from and including the
           -----------------------------
Amendment/Restatement Effective Date to and including the date that is 45 days thereafter.

          "Tranche C-2 Incremental Commitment": with respect to each Lender,
           ----------------------------------
the commitment, if any, of such Lender to make a Tranche C-2 Incremental Term Loan to the Parent Borrower hereunder during the Tranche C-2 Commitment Period in a principal amount not to exceed the amount set forth under the heading "Tranche C-2 Incremental Commitment" opposite such Lender's name on Schedule

1.1A hereto or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate principal amount of the Lenders' Tranche C-2 Incremental Commitments is $250,000,000.

          "Tranche C-2 Incremental Term Loan": a Loan made pursuant to Section
           ---------------------------------
2.1(b).

          "Tranche C Incremental Commitments": the collective reference to the
           ---------------------------------
Tranche C-1 Incremental Commitments and the Tranche C-2 Incremental Commitments.

          "Tranche C Incremental Term Loan": Tranche C-1 Incremental Term Loans
           -------------------------------
and Tranche C-2 Incremental Term Loans.

          "Tranche C Lender": a Lender with a Tranche C Incremental Commitment
           ----------------
or an outstanding Tranche C Term Loan.

          "Tranche C Maturity Date": December 31, 2007.
           -----------------------

          "Tranche C Term Facility": as defined in the definition of Facility.
           -----------------------

          "Tranche C Term Loans": the collective reference to the Tranche C
           --------------------
Term Loans made pursuant to Section 2.1(a) of the Existing Credit Agreement and the Tranche C Incremental Term Loans. The aggregate principal amount of Tranche C Term Loans outstanding under the Existing Credit Agreement on the Amendment/Restatement Effective Date is $299,250,000.

          "Transactions": the Acquisition, the execution, delivery and
           ------------
performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Treaty": the Treaty establishing the European Economic Community,
           ------
being the Treaty of Rome of March 25, 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on February 7, 1992 and came into force on November 1, 1993) and as may from time to time be further amended, supplemented or otherwise modified.

          "Type": when used in reference to any Loan or Borrowing, refers to
           ----
the rate by reference to which interest on such Loan, or on the Loans comprising such Borrowing, is determined and the currency in which such Loan, or the Loans comprising such Borrowing, are denominated. For purposes hereof, "rate" shall include the Adjusted LIBO Rate , the Alternate Base Rate and any interest rate applicable to Canadian Dollar Loans, and "currency" shall include dollars and any Qualified Global Currency permitted hereunder.

          "UDI": United Dominion Industries Limited, a Canadian corporation.
           ---

          "UDI Pledge Agreement": the Pledge Agreement to be executed and
           --------------------
delivered pursuant to Section 5.11(c), substantially in the form of Exhibit A-5, as the same may be amended, supplemented or otherwise modified from time to time.

          "UDI Senior Notes": the collective reference to (a) the $117,000,000
           ----------------
aggregate principal amount of 6.80% Senior Notes due 2002 issued pursuant to the Note Agreement, dated December 21, 1993, among UDI-US, as issuer, UDI, as guarantor, and the Purchasers party thereto, (b) the $75,000,000 aggregate principal amount of 8.25% Senior Notes due 2002 issued pursuant to the Note Agreement, dated September 21, 1992, among UDI, as issuer, UDI-US, as guarantor, and the Purchasers party thereto,

(c) the $50,000,000 aggregate principal amount of 7.67% Senior Series A Notes due 2007 issued pursuant to the Note Purchase and Private Shelf Facility Agreement, dated June 29, 1995, among UDI-US, as issuer, UDI as guarantor, and the Purchasers party thereto and (d) the $110,000,000 aggregate principal amount of 6.64% Senior Notes, Series 1998-A, due June 4, 2008 issued pursuant to the Note Purchase Agreement, dated May 1, 1998, among UDI-US, as issuer, UDI and United Dominion Holdings, Inc., as guarantors, and the Purchasers party thereto.

          "UDI-US": United Dominion Industries, Inc., a Delaware corporation
           ------
and a wholly owned subsidiary of UDI.

          "Wholly Owned Domestic Subsidiary": any Domestic Subsidiary that is a
           --------------------------------
Wholly Owned Subsidiary of the Parent Borrower.

          "Wholly Owned Subsidiary": as to any Person, any other Person all of
           -----------------------
the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is
           ---------------------------------
a Wholly Owned Subsidiary of the Parent Borrower, provided that, in any event,
                                                  --------
each Risk Management Subsidiary shall be deemed to constitute a Wholly Owned Subsidiary Guarantor for the purposes of Sections 6.2 and 6.5.

          "Withdrawal Liability": liability to a Multiemployer Plan as a result
           --------------------
of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.2.  Classification of Loans and Borrowings. For purposes of this
                   --------------------------------------
Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving
                                                                      ---------
Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a
----                        -----------------
"Eurocurrency Revolving Loan"). Borrowings also may be classified and referred
 ---------------------------
to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency
                      -------------------
Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").
                                           --------------------------------

     SECTION 1.3.  Terms Generally. The definitions of terms herein shall apply
                   ---------------
equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) where applicable, any amount (including, without limitation, minimum borrowing, prepayment or repayment amounts) expressed in dollars shall, when referring to any currency other than dollars, be deemed to mean an amount of such currency having a Dollar Equivalent approximately equal to such amount .

     SECTION 1.4. Accounting Terms; GAAP. Except as otherwise expressly provided
                  ----------------------
herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if at any
                                                      --------
time after the date hereof there shall occur any change in respect of GAAP from that used in the preparation of audited financial statements referred to in
Section 5.1 in a manner that would have a material effect on any matter which is material to Article VI, the Parent Borrower and the Administrative Agent will, within five Business Days of notice from the Administrative Agent or the Parent Borrower, as the case may be, to that effect, commence, and continue in good faith, negotiations with a view towards making appropriate amendments to the provisions hereof acceptable to the Required Lenders, to reflect as nearly as possible the effect of Article VI as in effect on the date hereof; provided
                                                                   --------
further that, until such notice shall have been withdrawn or the relevant
-------
provisions amended in accordance herewith, Article VI shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective.

     SECTION 1.5. Exchange Rates. (a) Not later than 1:00 p.m., New York City
                  --------------
time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date to be used for calculating the Dollar Equivalent amounts of each currency in which a Global Revolving Loan, Alternative Currency Letter of Credit or unreimbursed LC Disbursement is denominated and (ii) give notice thereof to the Parent Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective
                                            ----------
until the next succeeding Reset Date and shall for all purposes of this Agreement (other than for the purpose of converting into dollars, under Sections 2.5(d), (e), (h), (j) and (k) and 2.13(b), the obligations of the Borrowers and the Domestic Revolving Lenders in respect of LC Disbursements that have not been reimbursed when due) be the Exchange Rates employed in converting any amounts between the applicable currencies.

          (b) Not later than 5:00 p.m., New York City time, on each Reset Date, the Administrative Agent shall (i) determine the Global Revolving Exposure or the Alternative Currency LC Exposure, as the case may be, on such date (after giving effect to any Global Revolving Loans to be made or any Alternative Currency Letters of Credit to be issued, renewed, extended or terminated in connection with such determination) and (ii) notify the Parent Borrower and, if applicable, each Issuing Lender of the results of such determination.

     SECTION 1.6. Currency Conversion. (a) If more than one currency or
                  -------------------
currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent as it deems appropriate.

          (b) If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent specifies to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.

     SECTION 1.7. Canadian Borrowing Provisions. Certain borrowing and
                  -----------------------------
administrative provisions applicable to Canadian Dollar Loans are set forth in
Schedule 1.7 and, in the event of any inconsistency between Schedule 1.7 and the other provisions of this Agreement as they relate to Canadian Dollar Loans,
Schedule 1.7 shall govern.

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

     SECTION 2.1. Commitments. Subject to the terms and conditions set forth
                  -----------
herein, each relevant Lender agrees (a) to make a Tranche C-1 Incremental Term Loan in dollars to the Parent Borrower on the Amendment/Restatement Effective Date in a principal amount not exceeding its Tranche C-1 Incremental Commitment,
(b) to make a Tranche C-2 Incremental Term Loan in dollars to the Parent Borrower in a single drawing during the Tranche C-2 Commitment Period in a principal amount not exceeding its Tranche C-2 Incremental Commitment, (c) to make Domestic Revolving Loans in dollars to the Parent Borrower from time to time during the Domestic Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Domestic Revolving Exposure exceeding such Lender's Domestic Revolving Commitment and (d) to make Global Revolving Loans in dollars or one or more Qualified Global Currencies (as specified in the Borrowing Requests with respect thereto) to any Borrower from time to time during the Global Revolving Availability Period in an aggregate principal amount that will not result in (i) such Lender's Global Revolving Exposure exceeding such Lender's Global Revolving Commitment or (ii) the aggregate outstanding principal amount of such Lender's Canadian Dollar Loans at such time exceeding such Lender's Canadian Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Domestic Revolving Loans and any Borrower may borrow, prepay and reborrow Global Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed. All Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Letters of Credit outstanding under the Existing Credit Agreement on the Amendment/Restatement Effective Date shall remain outstanding to the Parent Borrower in dollars hereunder on the terms set forth herein.

     SECTION 2.2.  Loans and Borrowings. (a) Each Loan (other than a Swingline
                   --------------------
Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class; provided that (i) each Global Revolving
                                     --------
Loan (other than Canadian Dollar Loans) shall be made by the Global Revolving Lenders ratably in accordance with their respective Available Global Revolving Commitments and (ii) each Canadian Dollar Loan shall be made by the Canadian Lenders ratably in accordance with their respective Canadian Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

          (b) Subject to Section 2.15, (i) each Revolving Borrowing denominated in dollars and each Term Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith and (ii) each Qualified Global Currency Borrowing shall be comprised entirely of Eurocurrency Loans. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of
                                               --------
such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided
                                                                    --------
that (i) an ABR Domestic Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Domestic Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) and (ii) an ABR Global Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Global Revolving Commitments. Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. No more than 20 Eurocurrency Borrowings may be outstanding at any one time under the Facilities other than the Global Revolving Facility. Unless otherwise agreed by the Administrative Agent, no more than 10 Eurocurrency Borrowings may be outstanding at any one time under the Global Revolving Facility.

          (d) Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Domestic Revolving Maturity Date, Global Revolving Maturity Date, Tranche A Maturity Date, Tranche B Maturity Date or Tranche C Maturity Date, as applicable.

     SECTION 2.3.  Requests for Borrowings. To request a Revolving Borrowing or
                   -----------------------
Tranche C Incremental Term Borrowing, the relevant Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time (or if the request is delivered in London, 11:00 a.m., London time), three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an
                                           --------
ABR Domestic Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and (x) signed by the Parent Borrower and, in the case of Borrowings by a Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower or (y) in the case of Borrowings by a Foreign Subsidiary Borrower, signed by the Parent Borrower or such Foreign Subsidiary Borrower, as specified by the Parent Borrower by prior written notice to the Administrative Agent. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2: (i) the Borrower requesting such Borrowing (and be signed on behalf of such Borrower);
(ii) the Class and Type of the requested Borrowing; (iii) the aggregate amount of such Borrowing; (iv) the date of such Borrowing, which shall be a Business Day; (v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto; (vi) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.6; and (vii) the currency of such Borrowing (which shall be in dollars in the case of Term Loans, Domestic Revolving Loans and Swingline Loans, and otherwise shall be in dollars or a Qualified Global Currency). If no election as to the currency of a Global Revolving Borrowing is specified in any such notice, then the requested Borrowing shall be denominated in dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing if denominated in dollars or a Eurocurrency Borrowing if denominated in a Qualified Global Currency. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.4.  Swingline Loans (a) Subject to the terms and conditions set
                   ---------------
forth herein, the Swingline Lender agrees to make Swingline Loans to the Parent Borrower from time to time during the Domestic Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding Swingline Loans exceeding $30,000,000 or (ii) the sum of the total Domestic Revolving Exposures exceeding the total Domestic Revolving Commitments; provided that the Swingline Lender
                                          --------
shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, the Parent Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy promptly thereafter), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Parent Borrower. The Swingline Lender shall make each Swingline Loan available to the Parent Borrower by means of a credit to the general deposit account of the Parent Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e), by remittance to the applicable Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Domestic Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Domestic Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Domestic Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loans. Each Domestic Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loans. Each Domestic Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Domestic Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis
                                                                   -------
mutandis, to the payment obligations of the Domestic Revolving Lenders), and the
--------
Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Domestic Revolving Lenders. The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Parent Borrower (or other party on behalf of the Parent Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Domestic Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Parent Borrower of any default in the payment thereof.

     SECTION 2.5. Letters of Credit (a) General. Subject to the terms and
                  -----------------     -------
conditions set forth herein, any Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Lender, at any time and from time to time during the Domestic Revolving Availability Period. Notwithstanding the foregoing, the account party for each Letter of Credit shall be the Parent Borrower or the relevant Foreign Subsidiary Borrower, as specified by the Administrative and the applicable Issuing Lender in consultation with the Parent Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the applicable Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The letters of credit identified on

Schedule 2.5 (the "Existing Letters of Credit") shall be deemed to be "Letters
                   --------------------------
of Credit" for all purposes of this Agreement and the other Loan Documents.

          (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain
               ----------------------------------------------------------
Conditions. To request the issuance of a Letter of Credit (or the amendment,
----------
renewal or extension of an outstanding Letter of Credit), the relevant Borrower shall deliver to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice specifying the name of the relevant Borrower and requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be dollars or, subject to Section 2.21, an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Lender, the relevant Borrower also shall submit a letter of credit application on such Issuing Lender's standard form in connection with any request for a Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit, the Administrative Agent shall calculate the Dollar Equivalent of such Letter of Credit and shall notify the Parent Borrower, the relevant Borrower and the applicable Issuing Lender of the amount of the Total Domestic Exposure after giving effect to (i) the issuance of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Domestic Revolving Loans or Swingline Loans that (based upon notices delivered to the Administrative Agent by the Parent Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Parent Borrower and the relevant Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $250,000,000, (ii) the Alternative Currency LC Exposure shall not exceed $30,000,000 and (iii) the Total Domestic Exposure shall not exceed the total Domestic Revolving Commitments.

          (c)  Expiration Date. Each Letter of Credit shall expire at or prior
               ---------------
to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Domestic Revolving Maturity Date, provided that notwithstanding the foregoing, Letters of Credit having an
--------
aggregate face amount not in excess of $25,000,000 may provide for an expiration date that is more than one year after the date of issuance, so long as such expiration date does not extend beyond the date referred to in clause (ii) above.

          (d)  Participations. By the issuance of a Letter of Credit (or an
               --------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Lender or the Lenders, the applicable Issuing Lender hereby grants to each Domestic Revolving Lender, and each Domestic Revolving Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Domestic Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in dollars, for the account of such Issuing Lender, such Lender's Applicable Percentage of (i) each LC Disbursement made by such Issuing Lender in dollars and (ii) the Dollar Equivalent, using the Exchange Rates on the date such payment is required, of each LC Disbursement made by such Issuing Lender in an Alternative Currency and, in each case, not reimbursed by the relevant Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason (or, if such reimbursement payment was refunded in an Alternative Currency, the Dollar Equivalent thereof using the Exchange Rates on the date of such refund). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)  Reimbursement. If the applicable Issuing Lender shall make any LC
               -------------
Disbursement in respect of a Letter of Credit, the relevant Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in dollars, or (subject to the two immediately succeeding sentences) the applicable Alternative Currency, not later than 12:00 noon, New York City time or the relevant local time, as applicable, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time or the relevant local time, as applicable, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time or the relevant local time, as applicable, on the Business Day immediately following the day that such Borrower receives such notice; provided that, in the case of any LC Disbursement made in dollars, the
        --------
relevant Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or 2.4 that such payment be financed in dollars with an ABR Domestic Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Domestic Revolving Borrowing or Swingline Loan. If the relevant Borrower's reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Lender or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in dollars, such Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Lender or Lender or (y) reimburse each LC Disbursement made in such Alternative Currency in dollars, in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such LC Disbursement is made, of such LC Disbursement. If the relevant Borrower fails to make such payment when due, then (i) if such payment relates to an Alternative Currency Letter of Credit, automatically and with no further action required, such Borrower's obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the Exchange Rates on the date when such payment was due, of such LC Disbursement and (ii) the Administrative Agent shall promptly notify the applicable Issuing Lender and each other Domestic Revolving Lender of the applicable LC Disbursement, the Dollar Equivalent thereof (if such LC Disbursement relates to an Alternative Currency Letter of Credit), the payment then due from such Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Domestic Revolving Lender shall pay to the Administrative Agent in dollars its Applicable Percentage of the payment then due from the relevant Borrower (determined as provided in clause (i) above, if such payment relates to an Alternative Currency Letter of Credit), in the same manner as provided in
Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Domestic Revolving
       ------- --------
Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender in dollars the amounts so received by it from the Domestic Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Domestic Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Domestic Revolving Lender pursuant to this paragraph to reimburse any Issuing Lender for any LC

Disbursement (other than the funding of ABR Domestic Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such LC Disbursement.

          (f)  Obligations Absolute.  A Borrower's obligation to reimburse LC
               --------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any application for the issuance of a Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that neither of the foregoing sentences
                           --------
shall be construed to excuse such Issuing Lender from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Lender's gross negligence, willful misconduct or failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)  Disbursement Procedures.  The applicable Issuing Lender shall,
               -----------------------
promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Lender shall promptly notify the Administrative Agent and the relevant Borrower by telephone (confirmed by telecopy promptly thereafter) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice
            --------
shall not relieve the relevant Borrower of its obligation to reimburse such Issuing Lender and the Domestic Revolving Lenders with respect to any such LC Disbursement.

          (h)  Interim Interest.  If an Issuing Lender shall make any LC
               ----------------
Disbursement, then, unless the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC

Disbursement, at the rate per annum then applicable to ABR Domestic Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement
       --------
when due pursuant to paragraph (e) of this Section, then Section 2.14(c) shall apply; provided further that, in the case of an LC Disbursement made under an
       -------- -------
Alternative Currency Letter of Credit, the amount of interest due with respect thereto shall (i) in the case of any LC Disbursement that is reimbursed on or before the Business Day immediately succeeding such LC Disbursement, (A) be payable in the applicable Alternative Currency and (B) if not reimbursed on the date of such LC Disbursement, bear interest at a rate equal to the rate reasonably determined by the applicable Issuing Lender to be the cost to such Issuing Lender of funding such LC Disbursement plus the Applicable Margin applicable to Eurocurrency Revolving Loans at such time and (ii) in the case of any LC Disbursement that is reimbursed after the Business Day immediately succeeding such LC Disbursement (A) be payable in dollars, (B) accrue on the Dollar Equivalent, calculated using the Exchange Rates on the date such LC Disbursement was made, of such LC Disbursement and (C) bear interest at the rate per annum then applicable to ABR Revolving Loans, subject to Section 2.14(c). Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Domestic Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.

          (i)  Replacement of any Issuing Lender.  Any Issuing Lender may be
               ---------------------------------
replaced at any time by written agreement among the Parent Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Lender. At the time any such replacement shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of such Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and
(ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j)  Cash Collateralization.  If any Event of Default shall occur and
               ----------------------
be continuing, on the Business Day that a Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Domestic Revolving Lenders with LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Domestic Revolving Lenders, an amount in dollars and in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn
         --------
Alternative Currency Letters of Credit or LC Disbursements in an Alternative Currency that the Borrowers are not late in reimbursing shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in paragraph (h) or (i) of Article VII. For the purposes of this paragraph, the Alternative Currency LC Exposure shall be calculated using the Exchange Rates on the date notice demanding cash collateralization is delivered to a Borrower. Each Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(e). Each such deposit pursuant to this paragraph or pursuant to Section 2.11(e) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of each Borrower under this Agreement. The Administrative

Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the relevant Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the relevant Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Domestic Revolving Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of such Borrower under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived. If a Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(e), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as and to the extent that, after giving effect to such return, such Borrower would remain in compliance with
Section 2.11(e), and no Event of Default shall have occurred and be continuing.

          (k)  Conversion.  In the event that the Loans become immediately due
               ----------
and payable on any date pursuant to Article VII, all amounts (i) that a Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Alternative Currency Letter of Credit (other than amounts in respect of which such Borrower has deposited cash collateral pursuant to Section 2.5(j), if such cash collateral was deposited in the applicable Alternative Currency to the extent so deposited or applied), (ii) that the Domestic Revolving Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Lender pursuant to paragraph (e) of this
Section in respect of unreimbursed LC Disbursements made under any Alternative Currency Letter of Credit and (iii) of each Domestic Revolving Lender's participation in any Alternative Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the Exchange Rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable Issuing Lender or any Lender in respect of the Obligations described in this paragraph shall accrue and be payable in dollars at the rates otherwise applicable hereunder.

          (l)  Additional Issuing Lenders.  The Parent Borrower may, at any time
               --------------------------
and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Domestic Revolving Lender, designate one or more additional Domestic Revolving Lenders to act as an issuing lender under the terms of this Agreement, provided that the total number of
                                          --------
Domestic Revolving Lenders so designated at any time plus the total number of Issuing Lenders pursuant to clause (c) of the definition of the term "Issuing Lenders" at such time shall not exceed five. Any Domestic Revolving Lender designated as Issuing Lender pursuant to this paragraph (1) shall be deemed to be an "Issuing Lender" for the purposes of this Agreement (in addition to being a Domestic Revolving Lender) with respect to Letters of Credit issued by such Domestic Revolving Lender.

          (m)  Reporting.  Each Issuing Lender will report in writing to the
               ---------
Administrative Agent (i) on the first Business Day of each week, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week, (ii) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such Issuing Lender shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such Issuing Lender makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement and (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Lender on such day, the date of such failure, the relevant Borrower and amount of such LC Disbursement.

     SECTION 2.6.  Funding of Borrowings.  (a) Each Lender shall make each Loan
                   ---------------------
to be made by it hereunder on the proposed date thereof by wire transfer to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, in immediately available funds, not later than 12:00 noon, New York City time, in the case of fundings to an account in New York City, or 12:00 noon, local time, in the case of fundings to an account in another jurisdiction; provided that Swingline Loans shall be made as provided in
                      --------
Section 2.4. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account designated by such Borrower in the applicable Borrowing Request, which account must be in the name of such Borrower and, as applicable, in London or in the financial center of the country of the currency of the Loan; provided
                                                                       --------
that ABR Domestic Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e) shall be remitted by the Administrative Agent to the applicable Issuing Lender. Unless otherwise agreed by the Administrative Agent, the Tranche C Incremental Term Loans made on the Amendment/Restatement Effective Date shall initially be ABR Loans.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount in the required currency. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon in such currency, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error) or (ii) in the case of a Borrower, the interest rate applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.7.  Interest Elections.  (a)  Each Revolving Borrowing and Term
                   ------------------
Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, a Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding the foregoing, a Borrower may not (i) elect to convert the currency in which any Loans are denominated, (ii) elect to convert Qualified Global Currency Loans from Eurocurrency Loans to ABR Loans, (iii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.2(d), (iv) elect to convert any ABR Loans to Eurocurrency Loans that would result in the number of Eurocurrency Borrowings exceeding the maximum number of Eurocurrency Borrowings permitted under Section 2.2(c), (v) elect an Interest Period for Eurocurrency Loans unless the aggregate outstanding principal amount of Eurocurrency Loans (including any Eurocurrency Loans made to such Borrower in the same currency on the date that such Interest Period is to begin) to which such Interest Period will apply complies with the requirements as to minimum principal amount set forth in Section 2.2(c) or (vi) elect to convert or continue any Swingline Borrowings.

          (b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2 and paragraph
(a) of this Section: (i) the Borrowing to which such Interest Election Request applies; (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election. If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in a Qualified Global Currency prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall automatically continue as a Eurocurrency Loan having an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) no Borrowing denominated in a Qualified Global Currency having an Interest Period in excess of one month may be made or continued.

     SECTION 2.8.  Termination and Reduction of Commitments.  (a) Unless
                   ----------------------------------------
previously terminated, (i) the Tranche C-1 Incremental Commitments shall terminate at 5:00 p.m., New York City time, on the Amendment/Restatement Effective Date, (ii) the Tranche C-2 Incremental Commitment shall terminate at 5:00 p.m., New York City time, on the last day of the Tranche C-2 Commitment Period (or such earlier date on which the Tranche C-2 Incremental Commitment shall have been fully utilized), (iii) the Domestic Revolving Commitments shall terminate on the Domestic Revolving Maturity Date and (iv) the Global Revolving Commitments shall terminate on the Global Revolving Maturity Date.

          (b) The Parent Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of
                                           --------
the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Parent Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11,
(i) the Total Domestic Exposure would exceed the total Domestic Revolving Commitments or (ii) the Total Global Exposure would exceed the total Global Revolving Commitments.

          (c) The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent Borrower pursuant to this Section shall be irrevocable; provided that a
                                                               --------
notice of termination of the Revolving Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness or closing of other credit facilities, debt financings or Dispositions, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

     SECTION 2.9.  Evidence of Debt. (a) Each Lender shall maintain in
                   ----------------
accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b) The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 9.4(c) and a subaccount for each Lender in which it shall record (i) the amount of each Loan made hereunder (whether or not evidenced by a promissory note), the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (c)  The entries made in the accounts maintained pursuant to paragraph
(a) or (b) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

          (d) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

     SECTION 2.10. Repayment of Loans.  (a) The Parent Borrower shall repay
                   ------------------
Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                     Date                         Amount
                     ----                         ------

               June 30, 2001                    $25,000,000
               September 30, 2001               $25,000,000
               December 31, 2001                $31,250,000
               March 31, 2002                   $31,250,000
               June 30, 2002                    $31,250,000
               September 30, 2002               $31,250,000
               December 31, 2002                $37,500,000
               March 31, 2003                   $37,500,000
               June 30, 2003                    $37,500,000
               September 30, 2003               $37,500,000
               December 31, 2003                $37,500,000
               March 31, 2004                   $37,500,000
               June 30, 2004                    $37,500,000
               September 30, 2004               $37,500,000

          (b) The Parent Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                     Date                          Amount
                     ----                          ------

               June 30, 2001                    $  1,250,000
               September 30, 2001               $  1,250,000
               December 31, 2001                $  1,250,000
               March 31, 2002                   $  1,250,000
               June 30, 2002                    $  1,250,000
               September 30, 2002               $  1,250,000
               December 31, 2002                $  1,250,000
               March 31, 2003                   $  1,250,000
               June 30, 2003                    $  1,250,000
               September 30, 2003               $  1,250,000
               December 31, 2003                $  1,250,000
               March 31, 2004                   $  1,250,000
               June 30, 2004                    $  1,250,000
               September 30, 2004               $  1,250,000
               December 31, 2004                $  1,250,000
               March 31, 2005                   $  1,250,000
               June 30, 2005                    $  1,250,000
               September 30, 2005               $  1,250,000
               December 31, 2005                $  1,250,000
               March 31, 2006                   $117,500,000
               June 30, 2006                    $117,500,000
               September 30, 2006               $117,500,000
               December 31, 2006                $117,500,000

          (c) The Parent Borrower shall repay Tranche C Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                     Date                          Amount
                     ----                          ------

               June 30, 2001                    $  2,075,000
               September 30, 2001               $  2,075,000
               December 31, 2001                $  2,075,000
               March 31, 2002                   $  2,075,000
               June 30, 2002                    $  2,075,000
               September 30, 2002               $  2,075,000
               December 31, 2002                $  2,075,000
               March 31, 2003                   $  2,075,000
               June 30, 2003                    $  2,075,000
               September 30, 2003               $  2,075,000
               December 31, 2003                $  2,075,000
               March 31, 2004                   $  2,075,000
               June 30, 2004                    $  2,075,000
               September 30, 2004               $  2,075,000
               December 31, 2004                $  2,075,000
               March 31, 2005                   $  2,075,000
               June 30, 2005                    $  2,075,000
               September 30, 2005               $  2,075,000
               December 31, 2005                $  2,075,000
               March 31, 2006                   $  2,075,000
               June 30, 2006                    $  2,075,000
               September 30, 2006               $  2,075,000
               December 31, 2006                $  2,075,000
               March 31, 2007                   $195,381,250
               June 30, 2007                    $195,381,250
               September 30, 2007               $195,381,250
               December 31, 2007                $195,381,250

The amounts set forth above shall be ratably reduced to the extent the Tranche C-2 Incremental Commitments are not fully utilized on or prior to the last day of the Tranche C-2 Commitment Period. In the event that Tranche C-2 Incremental Term Loans are borrowed after June 30, 2001, the amortization payment in respect of Tranche C Term Loans due on June 30, 2001 shall be appropriately reduced and the amount of Tranche C-2 Incremental Term Loans permitted to be borrowed shall be reduced by the amount of such reduction.

          (d) The Parent Borrower shall repay (i) the then unpaid principal amount of the Domestic Revolving Loans on the Domestic Revolving Maturity Date and (ii) the then unpaid principal amount of each Swingline Loan on the earlier of the Domestic Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date
                                                     --------
that a Domestic Revolving Borrowing is made, the Parent Borrower shall repay all Swingline Loans then outstanding.

          (e) Each Borrower shall repay the then unpaid principal amount of the Global Revolving Loans on the Global Revolving Maturity Date.

     SECTION 2.11. Prepayment of Loans.  (a) Each Borrower shall have the right
                   -------------------
at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section, provided that Canadian B/As may not
                                             --------
be optionally prepaid.

          (b) If on any date any Net Proceeds are received by or on behalf of the Parent Borrower or any Subsidiary in respect of any Prepayment Event, the Parent Borrower shall, within ten

Business Days after such Net Proceeds are received, prepay Term Borrowings in an amount equal to the aggregate amount of such Net Proceeds; provided that, in the
                                                           --------
case of any event described in clause (a) or (b) of the definition of the term Prepayment Event, if the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Parent Borrower and the Subsidiaries intend to apply the Net Proceeds from such event ("Reinvestment Net Proceeds"), within 360 days after receipt of such Net
  -------------------------
Proceeds, to make Permitted Acquisitions or Investments permitted by Section 6.5 or acquire real property, equipment or other assets to be used in the business of the Parent Borrower and the Subsidiaries, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such event except to the extent of any Net Proceeds therefrom that have not been so applied by the end of such 360-day period, at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied. Notwithstanding the foregoing, from and after the date in any fiscal year of the Parent Borrower on which the aggregate gross proceeds (inclusive of amounts of the type described in the first parenthetical of Section 6.6(d)) from Dispositions pursuant to Sections 6.6(d) and (j) received during such fiscal year exceed 10% of total assets of the Parent Borrower and its consolidated Subsidiaries (determined in accordance with GAAP) as of the last day of the fiscal quarter ended immediately prior to the date of the relevant Disposition, the Net Proceeds from each subsequent Prepayment Event occurring during such fiscal year resulting from Dispositions pursuant to Sections 6.6(d) and (j) (and a ratable amount of Net Proceeds from any Prepayment Event that first causes the aforementioned 10% threshold to be exceeded, which ratable amount shall be determined by reference to a fraction, the numerator of which shall be the portion of the gross proceeds from such Prepayment Event representing the excess above such 10% threshold and the denominator of which shall be the aggregate gross proceeds from such Prepayment Event) may not be treated as Reinvestment Net Proceeds.

          (c) The Parent Borrower shall prepay Term Borrowings in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for each fiscal year, commencing with the fiscal year ending December 31, 2001. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.1 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

          (d) Notwithstanding anything to the contrary in this Agreement, with respect to the amount of any mandatory prepayment described in Section 2.11 that is allocated to Tranche B Borrowings or Tranche C Borrowings (such amounts, the "Tranche B Prepayment Amount" and the "Tranche C Prepayment Amount",
 ---------------------------           ---------------------------
respectively), at any time when Tranche A Borrowings remain outstanding, the Parent Borrower will, in lieu of applying such amount to the prepayment of Tranche B Borrowings and Tranche C Borrowings, respectively:

               (i) in the case of any mandatory prepayment described in Section 2.11(b), on the date of the relevant Prepayment Event, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender and Tranche C Lender a notice (each, a "Prepayment
                                                                   ----------
          Option Notice") as described below. As promptly as practicable after
          -------------
          receiving such notice from the Parent Borrower, the Administrative Agent will send to each Tranche B Lender and Tranche C Lender a Prepayment Option Notice, which shall be in the form of Exhibit H, and shall include an offer by the Parent Borrower to prepay on the date that is ten Business Days after the date of the relevant Prepayment Event, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans or Tranche C Term Loans, as the case may be, and

               (ii) in the case of any mandatory prepayment described in Section 2.11(c), on the date specified in this Section for prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender and Tranche C Lender a Prepayment Option Notice as described below. As promptly as practicable after receiving such notice from the Parent Borrower, the Administrative Agent will send to each Tranche B Lender and Tranche C Lender a Prepayment Option Notice, which shall be in the form of Exhibit H, and shall include an offer by the Parent Borrower to prepay on the date that is five Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans or Tranche C Term Loans, as the case may be.

Each Tranche B Lender and Tranche C Lender shall return a completed Prepayment Option Notice to the Administrative Agent no later than three Business Days prior to the mandatory prepayment date specified in the applicable Prepayment Option Notice (each a "Mandatory Prepayment Date"), with the failure to so
                       -------------------------
return such notice being deemed to constitute an acceptance of the relevant prepayment. On the Mandatory Prepayment Date, (i) the Parent Borrower shall pay to the relevant Tranche B Lenders and Tranche C Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted, or have been deemed to have accepted, prepayment as described above, (ii) the Parent Borrower shall pay to the Tranche A Lenders an amount equal to the portion of the Tranche B Prepayment Amount and the Tranche C Prepayment Amount not accepted by the Tranche B Lenders and the Tranche C Lenders, and such amount shall be applied to the prepayment of the Tranche A Borrowings.

          (e) If on any Determination Date relating to the Global Revolving Facility, the Total Global Exposure exceeds 105% of the total Global Revolving Commitments, the Parent Borrower shall, without notice or demand, within three Business Days after such Determination Date, prepay (or cause the relevant Foreign Subsidiary Borrower to prepay) Revolving Borrowings in an aggregate amount such that, after giving effect thereto, (i) the Total Global Exposure does not exceed the total Global Revolving Commitments and (ii) the aggregate outstanding principal amount of all Canadian Dollar Loans does not exceed the total Canadian Commitments. If on any Determination Date relating to the Domestic Revolving Facility, the Total Domestic Exposure exceeds 105% of the total Domestic Revolving Commitments, the Parent Borrower shall, without notice or demand, within three Business Days after such Determination Date, prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.5(j)) in an aggregate amount such that, after giving effect thereto, the Total Domestic Exposure does not exceed the total Domestic Revolving Commitments.

          (f) A Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy promptly thereafter) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time (or 11:00 a.m., London time, as applicable), three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given
                    --------
in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8.

Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2, except as necessary to apply fully the required amount of a mandatory prepayment.

     SECTION 2.12. Certain Payment Application Matters. (a) Each repayment or
                   -----------------------------------
prepayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. It is understood that, in the case of Global Revolving Loans, the relevant Borrower may select the particular currency of Loans to be prepaid, and such prepayment shall then be applied ratably to such Loans. Repayments and prepayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          (b)    Any mandatory prepayment of Term Borrowings shall, subject to
Section 2.11(d), be allocated pro rata among the Tranche A Term Borrowings,
                              --- ----
Tranche B Term Borrowings and Tranche C Term Borrowings based on the aggregate principal amount of outstanding Borrowings of each such Class.

          (c) Each optional prepayment and each mandatory prepayment pursuant to Section 2.11(c) allocated to the Tranche A Term Borrowings, the Tranche B Term Borrowings or the Tranche C Term Borrowings shall, subject to Section 2.11(d), be applied to the installments thereof, first to any remaining
                                                 -----
scheduled installments due prior to the first anniversary of the date of such prepayment (applied pro rata to such remaining installments) and, second, to the
                    --- ----                                      ------
remaining scheduled installments due on or after the first anniversary of the date of such prepayment (applied pro rata to such remaining installments). Each
                                 --- ----
other mandatory prepayment allocated to the Tranche A Term Borrowings, the Tranche B Term Borrowings or the Tranche C Term Borrowings shall, subject to
Section 2.11(d), be applied pro rata to the remaining installments thereof.
                            --- ----

     SECTION 2.13. Fees (a) The Parent Borrower agrees to pay to the
                   ----
Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. The Parent Borrower agrees to pay to the Administrative Agent for the account of each Lender with a Tranche C-2 Incremental Commitment a commitment fee, which shall accrue at the Applicable Rate on the amount of the Tranche C-2 Incremental Commitment of such Lender during the period from and including the Amendment/Restatement Effective Date to but excluding the date on which such Tranche C-2 Incremental Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year, on the date on which the Tranche C-2 Incremental Commitment terminates (in the case of commitment fees in respect of such Commitment) and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. Commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees in respect of the Revolving Commitments, (i) the Domestic Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Domestic Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose) and (ii) the Global Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Global Revolving Loans of such Lender.

          (b) Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Domestic Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurocurrency Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Domestic Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Lender a fronting fee, which shall accrue at the rate of 0.20% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Domestic Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Domestic
--------
Revolving Commitments terminate and any such fees accruing after the date on which the Domestic Revolving Commitments terminate shall be payable on demand. Any other fees payable to the applicable Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the purposes of calculating the average daily amount of the LC Exposure for any period under this Section 2.13(b), the average daily amount of the Alternative Currency LC Exposure for such period shall be calculated by multiplying (x) the average daily balance of each Alternative Currency Letter of Credit (expressed in the currency in which such Alternative Currency Letter of Credit is denominated) by (y) the Exchange Rate for each such Alternative Currency in effect on the last Business Day of such period or by such other reasonable method that the Administrative Agent deems appropriate.

          (c) Each Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between such Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

     SECTION 2.14. Interest. (a) ABR Loans shall bear interest at the Alternate
                   --------
Base Rate plus the Applicable Rate.

          (b) Eurocurrency Loans shall bear interest at the Adjusted LIBO Rate for the applicable Interest Period plus the Applicable Rate.


          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section (or, in the case of amounts denominated in a Qualified Foreign Global Currency the rate that would apply to Loans in such currency pursuant to clause (i) above), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest
                                               --------
accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Domestic Revolving Availability Period or Global Revolving Availability Period, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, and interest in respect of sterling-denominated Loans, shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.15. Alternate Rate of Interest. If prior to the commencement of
                   --------------------------
any Interest Period for a Eurocurrency Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period;

          (b) the Administrative Agent is advised by the Majority Facility Lenders under the relevant Facility that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

          (c) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that deposits in the principal amounts of the Loans comprising such Borrowing and in the currency in which such Loans are to be denominated are not generally available in the relevant market;

then the Administrative Agent shall give notice thereof to the Parent Borrower and the relevant Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the relevant Lenders that the circumstances giving rise to such notice no longer exist, then, in the case of the relevant Facility, any request by a Borrower for a Eurocurrency Borrowing of the affected Type or in the affected currency, or a conversion to or continuation of a Eurocurrency Borrowing of the affected Type or in the affected currency, pursuant to Section 2.3 or 2.7, shall be deemed rescinded; provided that if the circumstances giving rise to such notice affect
           --------
only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

     SECTION 2.16. Increased Costs.  (a)  If any Change in Law shall:
                   ---------------

                 (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

               (ii) impose on any Lender or Issuing Lender or the London (or other relevant) interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the net cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or otherwise), then each relevant Borrower will pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Lender's capital or on the capital of such Lender's or Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender's or Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Lender's policies and the policies of such Lender's or Issuing Lender's holding company with respect to capital adequacy), then from time to time the relevant Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender's or Issuing Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender or Issuing Lender setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender or Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof. All amounts payable by any Borrower pursuant to paragraph (a) or (b) of this Section shall be deemed to constitute interest expense in respect of the Loans.

          (d) Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Lender's right to demand such compensation; provided
                                                                     --------
that no Borrower shall be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law
                                -------- -------
giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.17.  Break Funding Payments. In the event of (a) the payment of
                    ----------------------
any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period (or, in the case of Canadian B/As, the Canadian Contract Period) applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period (or, in the case of Canadian B/As, the Canadian Contract Period) applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.20, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period (or, in the case of Canadian B/As, the Canadian Contract Period) therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period or Canadian Contract Period, as applicable, for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the relevant market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.18.  Taxes (a) Any and all payments by or on account of any
                    -----
obligation of the Parent Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if a Borrower shall be required to deduct any Indemnified Taxes
--------
from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the relevant Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law and indemnify the Lender from and against any Other Taxes and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.

          (c) Each Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of a Borrower hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error, and shall be so delivered as promptly as reasonably practicable after such Lender or the Administrative Agent, as the case may be, obtains actual knowledge of such amount.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Each Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver
                                               ---------------
to the Parent Borrower and the Administrative Agent, on or before the date on which it becomes a party to this Agreement either:

               (A) two duly completed and signed original copies of either Internal Revenue Service form W-8BEN or Internal Revenue Service Form W-8ECI (relating to such Non-U.S. Lender and entitling it to a complete exemption from or reduction of withholding of United States federal income taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other credit documents), or successor and related applicable forms, as the case may be (including, where applicable with respect to both (x) and (y) any such forms required to be provided to certify to such exemption on behalf of such Non-U.S. Lender's beneficial owners).

               (B) in the case of a Non-U.S. Lender that is not a "Bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit F (and any similar statements required to certify to the exemption of its beneficial owners) or such other form of statements as shall be reasonably requested by the Parent Borrower from time to time to the effect that such Non-U.S. Lender (and, where applicable, its beneficial owners) is eligible for a complete exemption from withholding of United States federal income taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed original copies of Internal Revenue Service Form W-8BEN or successor and related applicable forms (including, where applicable, copies of such forms with respect to such entity's beneficial owners).

               Further, each Non-U.S. Lender agrees (i) to deliver to the Parent Borrower and the Administrative Agent, and if applicable, the assigning Lender two further duly completed and signed original copies of such Forms W-8BEN or W-8ECI, as the case may be (and, where applicable, any such forms on behalf of its beneficial owners) or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Parent Borrower in accordance with applicable U.S. laws and regulations, (ii) in the case of a Non-U.S. Lender that delivers a statement in the form of Exhibit F (or such other form of statement as shall have been requested by the Parent Borrower), to deliver to the Parent Borrower and the Administrative Agent, and if applicable, the assigning Lender, such statement (and where applicable, any such statements from its beneficial owners) on the two year anniversary of the date on which such Non-U.S. Lender became a party to this Agreement and to deliver promptly to the Parent Borrower and the Administrative Agent, such additional statements and forms as shall be reasonably requested by the Parent Borrower from time to time, and (iii) to notify promptly the Parent Borrower and the Administrative Agent if it (or, as applicable, its beneficial owners) is no longer able to deliver, or if it is required to withdraw or cancel, any form of statement previously delivered by it pursuant to this Section 2.18(e). Notwithstanding anything herein to the contrary, (x) no Non-U.S. Lender shall be required to provide any forms, certification or documentation which it is not legally entitled to deliver and (y) no Canadian Lender shall be required to provide any Internal Revenue Service forms pursuant to this Section 2.18(e).

          (f) Each Lender which is not a Non-U.S. Lender shall deliver to Parent Borrower and the Administrative Agent (and if applicable the assigning or participating Lender) two copies of a statement which shall contain the address of such Lender's office or place of business in the United States, which shall be signed by an authorized officer of such Lender, together with two duly completed copies of Internal Revenue Service Form W-9 (or applicable successor form) unless it establishes to the satisfaction of the Parent Borrower that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax. Each such Lender shall deliver to the Parent Borrower and Administrative Agent two further duly completed and signed forms and statements (or successor form) at or before the time any such form or statement becomes obsolete.

          (g) Each Non-U.S. Lender agrees to indemnify and hold harmless each Borrower from and against any Taxes imposed by or on behalf of the United States or any taxing jurisdiction thereof, penalties, additions to tax, fines, interest or other liabilities, costs or losses (including, without limitation, reasonable attorney's fees and expenses) incurred or payable by such Borrower as a result of the failure of such Borrower to comply with its obligations to deduct or withhold any Taxes imposed by or on behalf of the United States or any taxing jurisdiction thereof (including penalties, additions to tax, fines or interest on such Taxes) from any payments made pursuant to this Agreement to such Non-U.S. Lender or the Administrative Agent which failure resulted from (i) such Borrower's reliance on Exhibit F pursuant to Section 2.18(e) or (ii) such Lender being a "conduit entity" within the meaning of Treasury Reg. Section 1.881-3 or any successor provision thereto; and, provided additionally, that, without limitation, no amounts shall be due and owing to such Lender pursuant to Section
2.18 if either provisions (i) or (ii) are applicable. Notwithstanding any other provision of Section 2.18(e), a Non-U.S. Lender shall not be required to deliver any form or statement pursuant to Section 2.18(e) that such Non-U.S. Lender is not legally able to deliver.

          (h) If the Administrative Agent or any Lender receives a refund in respect of Taxes or Other Taxes paid by a Borrower, which in the reasonable good faith judgment of such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by such Borrower in connection with such refunded Taxes or Other Taxes, to such Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that each Borrower agrees to promptly return such refund to
--------  -------
the Administrative Agent or the applicable Lender as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund.


     SECTION 2.19.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
                    -----------------------------------------------------------
(a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16,
2.17 or 2.18, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, local time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at its Administrative Office, except as otherwise expressly provided herein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as otherwise specified in this Agreement, each such payment (other than principal of and interest on Qualified Global Currency Loans and LC Disbursements denominated in an Alternative Currency, which shall be made in the applicable Qualified Global Currency or, except as otherwise specified in Section 2.5(e), Alternative Currency, as the case may be) shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations
                                   --------
are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders (or any of them) hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each relevant Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error).

          (e) If any Lender shall fail to make any payment required to be made by it to the Administrative Agent, the Swingline Lender or any Issuing Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.20.  Mitigation Obligations; Replacement of Lenders. (a) If any
                    ----------------------------------------------
Lender requests compensation under Section 2.16, or if any Borrower is required to pay any additional amount to any

Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.16, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender defaults in its obligation to fund Loans hereunder, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower or
                                              --------
the Parent Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.

     SECTION 2.21.  Change in Law. Notwithstanding any other provision of this
                    -------------
Agreement, if, after the date hereof, (a) any Change in Law shall make it unlawful for any Issuing Lender to issue Letters of Credit denominated in an Alternative Currency, or any Global Revolving Lender to make Global Revolving Loans denominated in a Qualified Global Currency, or any Canadian Lender to accept Canadian B/As, or (b) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates that would make it impracticable for any Issuing Lender to issue Letters of Credit denominated in such Alternative Currency for the account of a Borrower, or any Global Revolving Lender to make Global Revolving Loans denominated in a Qualified Global Currency, or any Canadian Lender to accept Canadian B/As, then by prompt written notice thereof to the Parent Borrower and to the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (i) such Issuing Lender may declare that Letters of Credit will not thereafter be issued by it in the affected Alternative Currency or Alternative Currencies, whereupon the affected Alternative Currency or Alternative Currencies shall be deemed (for the duration of such declaration) not to constitute an Alternative Currency for purposes of the issuance of Letters of Credit by such Issuing Lender, (ii) such Global Revolving Lender may declare that Global Revolving Loans will not thereafter be made by it in the affected Qualified Global Currency or Qualified Global Currencies, whereupon the affected Qualified Global Currency or Qualified Global Currencies shall be deemed (for the duration of such declaration) not to constitute a Qualified Global Currency for purposes of the making of Global Revolving Loans by such Global Revolving Lender and (iii) the commitment of such Canadian Lender hereunder to accept Canadian B/As and continue Canadian B/As as such shall forthwith be cancelled (for the duration of such declaration) and such Lender's Canadian B/As, if any, shall (on the respective last days of the then current Canadian Contract Periods or within such earlier period as required by law) be converted automatically to Eurocurrency Borrowings having an Interest Period of one month.

     SECTION 2.22.  Foreign Subsidiary Borrowers. Subject to the consent of the
                    ----------------------------
Administrative Agent, the Parent Borrower may designate any Foreign Subsidiary of the Parent Borrower as a Foreign Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary, the Parent Borrower and the Administrative Agent and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower and a party to this Agreement until the Parent Borrower shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower at a time when any principal of or interest on any Loan to such Foreign Subsidiary Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary
                                         --------
Termination shall be effective to terminate such Foreign Subsidiary Borrower's right to make further borrowings under this Agreement.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          The Parent Borrower represents and warrants to the Administrative Agent and the Lenders that:

     SECTION 3.1.  Organization; Powers. Each of the Parent Borrower and its
                   --------------------
Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     SECTION 3.2.  Authorization; Enforceability. The Transactions to be entered
                   -----------------------------
into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Borrower or such Loan Party (as the case may be), enforceable against such Borrower or such other Loan Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.3.  Governmental Approvals; No Conflicts. The Transactions (a) do
                   ------------------------------------
not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable material law or regulation or the charter, by-laws or other organizational documents of the Parent Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Parent Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

     SECTION 3.4.  Financial Condition; No Material Adverse Change. (a) The
                   -----------------------------------------------
Parent Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2000, reported on by Arthur Andersen LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2001, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) The Parent Borrower has heretofore furnished to the Lenders UDI's consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2001. To the knowledge of the Parent Borrower, such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of UDI and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to (x) year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above and (y) adjustments to fair value of the assets and liabilities of UDI and its consolidated Subsidiaries in accordance with GAAP.

          (c) The Parent Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of December 31, 2000, prepared giving
--- -----
effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith
     --- -----
based on the same assumptions used to prepare the pro forma financial statements
                                                  --- -----
included in the Information Memorandum (which assumptions are believed by the Parent Borrower to be reasonable), (ii) is based on the best information available to the Parent Borrower after due inquiry and (iii) appropriately reflects all adjustments necessary to give effect to the Transactions.

          (d) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, based on the facts and circumstances in existence on the Amendment/Restatement Effective Date and taking into consideration the likelihood of any realization with respect to contingent liabilities, after giving effect to the Transactions, none of the Parent Borrower or its Subsidiaries has, as of the Amendment/Restatement Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses; provided that the foregoing representation, insofar as it relates to UDI and its Subsidiaries, is made only to the best of the Parent Borrower's knowledge.

          (e) Since December 31, 2000, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.5.   Properties. (a) Each of the Parent Borrower and its
                    ----------
Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of the Parent Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent Borrower and its Subsidiaries does not infringe upon the rights of any other Person.

          (c) Schedule 3.5 sets forth the location of substantially all of the real property that is owned or leased by the Parent Borrower or any of its Subsidiaries as of the Amendment/Restatement Effective Date after giving effect to the Transactions.

          (d) As of the Amendment/Restatement Effective Date, neither the Parent Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. To the Parent Borrower's knowledge, neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

          (e) All material real and personal property of UDI and its Subsidiaries that is located in the United States is owned by Domestic Subsidiaries of UDI.

     SECTION 3.6.   Litigation and Environmental Matters. (a) There are no
                    ------------------------------------
actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Borrower, threatened against or affecting the Parent Borrower or any of its Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, in the aggregate, to have a Material Adverse Effect or (ii) that involve any of the Loan Documents, the Original Credit Agreement, the Existing Credit Agreement or the Transactions.

          (b) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Parent Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

     SECTION 3.7.   Compliance with Laws and Agreements. Each of the Parent
                    -----------------------------------
Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 3.8.   Investment and Holding Company Status. Neither the Parent
                    -------------------------------------
Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.9.   Taxes. Each of the Parent Borrower and its Subsidiaries has
                    -----
timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.10.  ERISA. No ERISA Event has occurred or is reasonably expected
                    -----
to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect. Except to the extent such excess could not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

     SECTION 3.11.  Disclosure. The Parent Borrower has disclosed to the Lenders
                    ----------
all agreements, instruments and corporate or other restrictions to which the Parent Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 3.12.  Subsidiaries. Schedule 3.12 sets forth the name of, and the
                    ------------
direct and indirect ownership interest of the Parent Borrower in, each Subsidiary of the Parent Borrower and identifies each Subsidiary that is a Subsidiary Guarantor, in each case as of the Amendment/Restatement Effective Date after giving effect to the Transactions.

     SECTION 3.13.  Insurance. Schedule 3.13 sets forth a description of all
                    ---------
insurance maintained by or on behalf of the Parent Borrower and its Subsidiaries as of the Amendment/Restatement Effective Date. As of the Amendment/Restatement Effective Date, all premiums due and payable in respect of such insurance have been paid.

     SECTION 3.14.  Labor Matters. Except as, in the aggregate, could not
                    -------------
reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against the Parent Borrower or any Subsidiary pending or, to the knowledge of the Parent Borrower, threatened; (b) the hours worked by and payments made to employees of the Parent Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from the Parent Borrower or any Subsidiary, or for which any claim may be made against the Parent Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent Borrower or any Subsidiary is bound.

     SECTION 3.15.  Solvency. Immediately after the consummation of the
                    --------
Transactions to occur on the Amendment/Restatement Effective Date and immediately following the making of each Loan made on the Amendment/Restatement Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Parent Borrower and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Parent Borrower and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Parent Borrower and its Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Parent Borrower and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Amendment/Restatement Effective Date.

     SECTION 3.16.  Senior Indebtedness. At all times after the issuance of any
                    -------------------
Subordinated Debt, (a) the Obligations will constitute "Senior Indebtedness" (or any comparable concept) under and as defined in the Subordinated Debt Documents and (b) in the event that any Subsidiary Guarantees the Subordinated Debt, the obligations of such Subsidiary Guarantor under the Guarantee and Collateral Agreement will constitute "Guarantor Senior Indebtedness" (or any comparable concept) of such Subsidiary Guarantor under and as defined in the Subordinated Debt Documents.

     SECTION 3.17.  Security Documents. (a) Each Collateral Agreement is
                    ------------------
effective to create in favor of the Administrative Agent or the Collateral Agent, as the case may be, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. As of the Amendment/Restatement Effective Date, Schedule 3.17(a) lists all of the filing jurisdictions in which UCC-1 Financing Statements are required to be filed pursuant to the Collateral Agreements. Each Collateral Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the relevant Collateral Agreement), in each case, subject to Permitted Encumbrances, prior and superior in right to any other Person.

          (b) Each of the Mortgages is effective to create in favor of the Administrative Agent or the Collateral Agent, as the case may be, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof. As of the Amendment/Restatement Effective Date, Schedule 3.17(b) lists the location of each Mortgaged Property and each parcel of real estate owned by Domestic Subsidiaries of UDI that is required to become a Mortgaged Property pursuant to
Section 5.11(c). Each Mortgage constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties referred to therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case, subject to Permitted Encumbrances, prior and superior in right to any other Person.

                                  ARTICLE IV

                                  CONDITIONS
                                  ----------

     SECTION 4.1.   Amendment/Restatement Effective Date. The amendments to the
                    ------------------------------------
Existing Credit Agreement effected hereby and the obligations of the Lenders to make or maintain Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied:

          (a)  Credit Agreement; Acknowledgement and Consent. The Administrative
               ---------------------------------------------
     Agent shall have received (i) from each Borrower, a counterpart of this Agreement signed on behalf of such Borrower, (ii) from the Majority Facility Lenders under each of the Facilities (after giving effect to the increase of the Tranche C Term Facility hereunder, the decrease of the Domestic Revolving Facility hereunder and the addition of the Global Revolving Facility hereunder), an Addendum in the form of Exhibit E, signed on behalf of such Lenders, (iii) from each Lender with a Tranche C Incremental Commitment, an Addendum in the form of Exhibit E, signed on behalf of such Lender, (iv) from each Lender with a Global Revolving Commitment, an

     Addendum in the form of Exhibit E, signed on behalf of such Lender and (v) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, signed on behalf of the Parent Borrower and UDI.

          (b)  Acquisition. The Acquisition shall have been, or substantially
               -----------
     simultaneously with the funding of Loans on the Amendment/Restatement Effective Date shall be, consummated in accordance with the Acquisition Documents and applicable law. The Consideration for the Acquisition shall be funded exclusively with common stock of the Parent Borrower (except for (i) the issuance of fractional shares of any acquisition company organized in connection with the Acquisition, (ii) the cash redemption of fractional shares of the Parent Borrower's common stock) and (iii) Indebtedness assumed by the Parent Borrower in connection with the Acquisition. The Administrative Agent shall have received certified copies of the Acquisition Documents. The Administrative Agent shall have received satisfactory evidence that all existing Indebtedness of the Parent Borrower and its Subsidiaries (other than Indebtedness permitted under Section 6.2) shall have been paid in full.

          (c)  Capital Stock. The Administrative Agent shall have received a
               -------------
     stock certificate representing 66% of the outstanding shares of Capital Stock of UDI Nova Scotia Holding Company, a stock power, endorsed in blank, with respect to such stock certificate and all other documents deemed necessary by it to receive a perfected first priority pledge of 66% of the Capital Stock of UDI Nova Scotia Holding Company.

          (d)  Legal Opinions. The Administrative Agent shall have received
               --------------
     legal opinions (addressed to the Administrative Agent and the Lenders and dated the Amendment/Restatement Effective Date) (i) from Fried, Frank, Harris, Shriver & Jacobson, counsel for the Parent Borrower, substantially in the form of Exhibit D-1, (ii) from Christopher J. Kearney, General Counsel of the Parent Borrower, substantially in the form of Exhibit D-2,
     (iii) delivered by each firm of counsel that has rendered a legal opinion in connection with the Acquisition Agreement accompanied, in the case of this clause (iii), with a reliance letter and (iv) from Canadian counsel for the Parent Borrower, in form and substance reasonably satisfactory to the Administrative Agent. The Parent Borrower hereby requests each such counsel to deliver such opinions.

          (e)  Closing Certificates. The Administrative Agent shall have
               --------------------
     received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Amendment/Restatement Effective Date, substantially in the form of Exhibit B, with appropriate insertions and attachments.

          (f)  Fees. The Administrative Agent and the Lenders shall have
               ----
     received all fees and other amounts due and payable on or prior to the Amendment/Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document. All such amounts will be paid with proceeds of Loans made on the Amendment/Restatement Effective Date and will be reflected in the funding instructions given by the Parent Borrower to the Administrative Agent on or before the Amendment/Restatement Effective Date.

          (g)  Collateral Agreements. The Administrative Agent shall have
               ---------------------
     received from the Parent Borrower and each Subsidiary Guarantor, the Consent and Confirmation signed on behalf of the Parent Borrower and each Subsidiary Guarantor.

          (h)  Insurance. The Administrative Agent shall have received evidence
               ---------
     that the
     insurance required by Section 5.7 and the Security Documents is in effect.

          (i) Consents.  All consents and approvals required to be obtained from
              --------
     any Governmental Authority or other Person in connection with the Transactions and the continuing operations of the Parent Borrower and its Subsidiaries shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions, except to the extent that the failure to obtain any such consent could not reasonably be expected to have a Material Adverse Effect.

          (j)  Pro Forma Financial Statements; Financial Statements. The
               ----------------------------------------------------
     Administrative Agent shall have received, with copies for each Lender, a satisfactory unaudited pro forma consolidated balance sheet of the Parent
                            --- -----
     Borrower and its consolidated Subsidiaries as at December 31, 2000, and the related statements of income (including the notes thereto) (the "Pro Forma
                                                                      --- -----
     Financial Statements"), giving effect (as if such events had occurred on
     --------------------
     such date) to the Transactions, and such Pro Forma Financial Statements shall be accompanied by a certificate of the Parent Borrower's chief financial officer (i) to the effect that the Pro Forma Financial Statements have been prepared based on the best information available to the Parent Borrower as of the date of delivery thereof and present fairly on a pro
                                                                         ---
     forma basis the estimated financial position of the Parent Borrower and its
     -----
     consolidated Subsidiaries as at December 31, 2000, assuming that the Transactions had actually occurred at such date and (ii) containing all information and calculations necessary for determining the Consolidated Leverage Ratio as of December 31, 2000, giving pro forma effect to the
                                                    --- -----
     Transactions.

     SECTION 4.2. Each Credit Event. The obligation of each Lender to make a
                  -----------------
Loan on the occasion of any Borrowing, and of the Issuing Lenders to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

          (c) In the case of any initial extension of credit made to a Foreign Subsidiary Borrower, the Administrative Agent shall have received a Foreign Subsidiary Opinion and such other documents and information with respect to such Foreign Subsidiary Borrower as the Administrative Agent may reasonably request.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Parent Borrower and the relevant Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
                             ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Administrative Agent and the Lenders that:

     SECTION 5.1.  Financial Statements and Other Information.  The Parent
                   ------------------------------------------
Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of the Parent Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that delivery within
                                                --------
     the time period specified above of copies of the Annual Report on Form 10-K of the Parent Borrower filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(a);

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower, its consolidated balance sheet and related statements of operations for such fiscal quarter and the then elapsed portion of the fiscal year, and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided
                                                                     --------
     that delivery within the time period specified above of copies of the Quarterly Report on Form 10-Q of the Parent Borrower filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(b);

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Parent Borrower's audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) with respect to any Permitted Acquisition for which the aggregate Consideration is greater than or equal to $50,000,000 and less than $100,000,000 and for which a certificate has not been previously delivered to the Administrative Agent as required by the definition of Permitted Acquisition, certifying as to the matters specified in clause (a) of the proviso in such definition;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) prior to the commencement of each fiscal year of the Parent Borrower, a consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

          (f) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any of the Subordinated Debt Documents;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent Borrower to its shareholders generally, as the case may be; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.2.  Notices of Material Events.  The Parent Borrower will furnish
                   --------------------------
to the Administrative Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default or Event of Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent Borrower and its Subsidiaries in an aggregate amount exceeding $50,000,000;

          (d) any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding that could reasonably be expected to reduce the value of the Collateral by an aggregate amount in excess of $50,000,000; and

          (e) any development that results in, or could reasonably be expected to have, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.3.  Information Regarding Collateral.  (a) The Parent Borrower
                   --------------------------------
will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office or its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral (other than any inventory and equipment kept at locations where there is less than $5,000,000 aggregate book value of inventory and equipment) owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Unless the Parent Borrower shall have provided to the Administrative Agent at least 30 days' prior written notice of any such change, the Parent Borrower agrees not to effect or permit any change referred to in the preceding sentence until such time as all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent or the Collateral Agent, as applicable, to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

          (b) On each Collateral Date, the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Parent Borrower setting forth (i) the information required by Section 5.11 and (ii) a summary of any change referred to in the first sentence of paragraph (a) above that has occurred since the immediately preceding Collateral Date (or, in the case of the first Collateral Date, since the Effective Date).

     SECTION 5.4.  Existence; Conduct of Business.  The Parent Borrower will,
                   ------------------------------
and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse effect; provided that the foregoing shall not
                                   --------
prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.4.

     SECTION 5.5.  Payment of Obligations.  The Parent Borrower will, and will
                   ----------------------
cause each of its Subsidiaries to, pay its material Indebtedness and other obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.6.  Maintenance of Properties.  The Parent Borrower will, and
                   -------------------------
will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good condition, ordinary wear and tear excepted.

     SECTION 5.7.  Insurance.  The Parent Borrower will, and will cause each of
                   ---------
its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Parent Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

     SECTION 5.8.  Books and Records; Inspection and Audit Rights.  The Parent
                   ----------------------------------------------
Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The

Parent Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     SECTION 5.9.  Compliance with Laws and Contractual Obligations.  The Parent
                   ------------------------------------------------
Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws) and all Contractual Obligations applicable to it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.10. Use of Proceeds and Letters of Credit.  The proceeds of the
                   -------------------------------------
Tranche C Incremental Term Loans will be used only (a) to refinance certain existing indebtedness of UDI and its Subsidiaries and (b) to finance the payment of fees and expenses payable in connection with the Transactions. The proceeds of the Revolving Loans and Swingline Loans, and the Letters of Credit, will be used only for working capital and general corporate purposes of the Parent Borrower and its Subsidiaries, including Permitted Acquisitions, Investments and Restricted Payments permitted hereby. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

     SECTION 5.11. Additional Collateral.  (a) On each Collateral Date, the
                   ---------------------
Parent Borrower will notify the Administrative Agent of the identity of any Wholly Owned Subsidiary that is not already a Subsidiary Guarantor and promptly after such Collateral Date will (i) cause such Subsidiary (unless it is a Foreign Subsidiary or a Receivables Entity) to become a "Subsidiary Guarantor" under the Guarantee and Collateral Agreement, (ii) in the case of each such Subsidiary that is a Material Subsidiary, cause such Subsidiary (unless it is a Foreign Subsidiary or a Receivables Entity) to become a "Grantor" under each relevant Collateral Agreement, (iii) cause the Capital Stock of such Wholly Owned Subsidiary to be pledged pursuant to the relevant Collateral Agreement (except that, if such Subsidiary is a Foreign Subsidiary, no shares of common stock of such Subsidiary shall be pledged unless such Subsidiary is a Material Subsidiary that is directly owned by the Parent Borrower or a Domestic Subsidiary, and then the amount of voting common stock of such Subsidiary to be pledged pursuant to such Collateral Agreement may be limited to 66% of the outstanding shares of voting common stock of such Subsidiary) and (iv) except in the case of a Foreign Subsidiary, take all steps required by the relevant Security Documents and this Agreement to create and perfect Liens in the relevant property of such Subsidiary; provided that the Parent Borrower and its
                                      --------
Subsidiaries shall not be required to comply with the requirements of this
Section 5.11(a) if the Administrative Agent, in its sole discretion, determines that the cost of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

          (b) If, as of any Collateral Date, any property of the Parent Borrower, any Subsidiary Guarantor that is a "Grantor" under any Collateral Agreement or any Subsidiary that is required to become a "Grantor" pursuant to
Section 5.11(a) (including any parcel of owned domestic real property having a fair market value in excess of $10,000,000 but excluding all other real property) is not already subject to a perfected first priority Lien in favor of the Administrative Agent or the Collateral Agent, as the case may be, the Parent Borrower will notify the Administrative Agent thereof, and, promptly after such Collateral Date, will cause such assets to become subject to a Lien under the relevant Security Documents and will take, and cause the relevant Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties; provided that
                                                                   --------
the Parent Borrower and its Subsidiaries shall not be required to comply with the requirements of this Section 5.11(b) if the

Administrative Agent, in its sole discretion, determines that the cost of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

          (c) Within 10 Business Days after the redemption of the UDI Senior Notes pursuant to Section 5.14, the Parent Borrower shall (i) cause each holder of the Capital Stock of UDI's first-tier Domestic Subsidiaries to execute and deliver the UDI Pledge Agreement, (ii) cause each Domestic Subsidiary of UDI to become a "Subsidiary Guarantor" under the Guarantee and Collateral Agreement,
(iii) cause such Subsidiary to become a "Grantor" under the Guarantee and Collateral Agreement, (iv) cause the Capital Stock of such Subsidiary to be pledged pursuant to the relevant Collateral Agreement, (v) take all steps required by the relevant Security Documents and this Agreement to create and perfect Liens in the relevant property of such Subsidiary, (vi) cause any parcel of owned domestic real property having a fair market value in excess of $10,000,000 of such Subsidiary to become subject to a Lien under the relevant Security Documents and take, and cause each Subsidiary of UDI to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties, (vii) obtain a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring each of the Liens referred to in the preceding clause (vi) as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.3, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (viii) deliver to the Administrative Agent such surveys and abstracts as may be reasonably required pursuant to such Mortgages or as the Administrative Agent may reasonably request and (ix) deliver to the Administrative Agent such opinions of counsel as the Administrative Agent may reasonably request; provided
                                                                        --------
that the Parent Borrower and its Subsidiaries shall not be required to comply with the requirements of this Section 5.11(c) if the Administrative Agent, in its sole discretion, determines that the cost of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

          (d) Within 60 days after the Amendment/Restatement Effective Date, the Parent Borrower shall, to the extent not previously delivered to the Administrative Agent, deliver to the Administrative Agent, with respect to each Mortgaged Property subject to a Mortgage, (i) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring each of the Liens on such Mortgaged Property as a valid first Lien, free of any other Liens except as permitted by Section 6.3, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and (ii) such surveys and abstracts as the Administrative Agent may reasonably request.

          (e) Notwithstanding anything to the contrary in this Section 5.11, after the Release Date, no property other than Capital Stock shall be required to become Collateral.

     SECTION 5.12.  Further Assurances. The Parent Borrower will, and will cause
                    ------------------
each of the Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Parent Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

     SECTION 5.13.  Interest Rate Protection. Within 150 days after the
                    ------------------------
Amendment/Restatement Effective Date, the Parent Borrower will enter into, and thereafter maintain for a period of not less than three years after the Amendment/Restatement Effective Date, one or more Hedging Agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be to fix or limit the interest cost to the Parent Borrower with respect to at least 50% of the aggregate outstanding principal amount of the Term Loans and the LYONs.

     SECTION 5.14.  Redemption of UDI Senior Notes. (a) No later than the
                    ------------------------------
Business Day after the Amendment/Restatement Effective Date, the Parent Borrower will give notice of redemption of the UDI Senior Notes in the manner provided for in the applicable documents governing such UDI Senior Notes.

          (b) No later than 45 days after the date of the giving of notice pursuant to paragraph (a) of this Section, the Parent Borrower will redeem the UDI Senior Notes in full.

                                  ARTICLE VI

                              NEGATIVE COVENANTS
                              ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Lenders that:

     SECTION 6.1.  Financial Condition Covenants. (a) Consolidated Leverage
                   -----------------------------      ---------------------
Ratio. The Parent Borrower will not permit the Consolidated Leverage Ratio as at
-----
the last day of any period of four consecutive fiscal quarters of the Parent Borrower ending during any period set forth below to exceed the ratio set forth below opposite such period:

                   Period                    Consolidated Leverage Ratio
                   ------                    --------------------------

     Amendment/Restatement Effective Date             3.50 to 1.00
     - June 30, 2002
     July 1, 2002 and thereafter                      3.25 to 1.00

          (b)  Consolidated Interest Coverage Ratio. The Parent Borrower will
               ------------------------------------
not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Parent Borrower to be less than 3.50 to 1.00.

     SECTION 6.2.   Indebtedness. The Parent Borrower will not, and will not
                    ------------
permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (a)  Indebtedness created under the Loan Documents;

          (b) subordinated debt of the Parent Borrower, so long as (i) such Indebtedness has no scheduled principal payments prior to June 30, 2008,
     (ii) no covenant or default contained in the Subordinated Debt Documents is more restrictive than those contained in this Agreement, as agreed to by the Administrative Agent, and (iii) the Subordinated Debt Documents contain subordination terms that are no less favorable in any material respect to the Lenders than those applicable to offerings of "high-yield" subordinated debt by similar issuers of similar debt at the same time as agreed to by the Administrative Agent;

          (c) Indebtedness existing on the Amendment/Restatement Effective Date and set forth in Schedule 6.2 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (d) Indebtedness of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary; provided that
                                                                --------
     Indebtedness pursuant to this paragraph (d) of any Subsidiary that is not a Wholly Owned Subsidiary Guarantor shall be subject to Section 6.5;

          (e) Indebtedness consisting of reimbursement obligations under surety, indemnity, performance, release and appeal bonds and guarantees thereof, in each case securing obligations not constituting Indebtedness for borrowed money and obtained in the ordinary course of business;

          (f) Guarantees by the Parent Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent Borrower or any other Subsidiary; provided that Guarantees pursuant to this paragraph
                           --------
     (f) of Indebtedness of any Subsidiary that is not a Wholly Owned Subsidiary Guarantor shall be subject to Section 6.5;

          (g) (i) Indebtedness of the Parent Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that such
                                                            --------
     Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, and (ii) Attributable Debt in connection with Sale/Leaseback Transactions involving fixed or capital assets, so long as the aggregate principal amount of all Indebtedness incurred pursuant to this paragraph (g) shall not exceed $200,000,000 at any time outstanding;

          (h) Indebtedness of any Person that becomes a Subsidiary after the Amendment/Restatement Effective Date; provided that (i) such Indebtedness
                                           --------
     exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this paragraph (h) shall not exceed $100,000,000 at any time outstanding;

          (i) Indebtedness to finance the general working capital needs of the Parent Borrower and its Subsidiaries incurred after the Domestic Revolving Maturity Date and the Global Revolving Maturity Date in an aggregate principal amount not to exceed the amount of the Revolving Commitments as in effect immediately prior to such date, provided that (i) the Revolving
                                               --------
     Commitments shall have been or shall concurrently be terminated, the Revolving Loans and Swingline Loans shall have been or shall concurrently be repaid in full and all Letters of Credit shall have been or shall concurrently be cancelled or replaced and (ii) the terms and conditions of such replacement working capital facility (including any arrangements for sharing of Collateral) shall be satisfactory to the Required Lenders (determined after giving effect to the termination of the Revolving Commitments);

          (j) letters of credit required in the ordinary course of business in an aggregate face amount not exceeding $150,000,000 at any time outstanding;

          (k) other Indebtedness of Foreign Subsidiaries and non-Wholly Owned Domestic Subsidiaries in an aggregate principal amount not exceeding $60,000,000 at any time outstanding

     (with the amount of Indebtedness under overdraft lines or cash management facilities being determined net of cash held for the benefit of the relevant Subsidiary by the institution creating such overdraft or cash management facility);

          (l) unsecured Indebtedness of the Parent Borrower in an aggregate principal amount not exceeding $400,000,000 at any time outstanding, provided that (i) such Indebtedness has no scheduled principal payments
     --------
     prior to the Tranche C Maturity Date, (ii) no covenant or default contained in the documentation for such Indebtedness is more restrictive than those contained in this Agreement, (iii) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to the incurrence of such Indebtedness, and (iv) the Parent Borrower shall be in compliance, on a pro forma basis after giving effect to the incurrence of
                      --- -----
     such Indebtedness, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the relevant information is available as if such incurrence had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer delivered to the Administrative Agent not more than ten days prior to such incurrence);

          (m) Indebtedness of the Parent Borrower consisting of LYONs (it being understood that the conversion described in clause (b) of the definition of "LYONs" shall be deemed to be a new incurrence of Indebtedness and shall be permitted only if clauses (i) through (iv) of this paragraph (m) are satisfied at the time of such conversion) representing aggregate gross proceeds not exceeding $820,000,000, provided that (i) such Indebtedness
                                          --------
     has no scheduled principal payments prior to June 30, 2008, (ii) no covenant or default contained in the documentation for such Indebtedness is materially more restrictive than those contained in this Agreement, as agreed to by the Administrative Agent, (iii) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to the incurrence of such Indebtedness, and (iv) the Parent Borrower shall be in compliance, on a pro forma basis after giving effect to the
                            --- -----
     incurrence of such Indebtedness, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the relevant information is available as if such incurrence had occurred (and, in the case of the conversion described in clause (b) of the definition of "LYONs", as if cash interest on the LYONs had become payable) on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer delivered to the Administrative Agent not more than ten days prior to such incurrence);

          (n) Indebtedness of UDI and its Subsidiaries in respect of the UDI Senior Notes, provided that such UDI Senior Notes are redeemed in
                   --------
     accordance with Section 5.14;

          (o) Hedging Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes; and

          (p) other Indebtedness in an aggregate principal amount not exceeding $100,000,000 at any time outstanding, provided that the aggregate principal
                                           --------
     amount of secured Indebtedness incurred pursuant to this paragraph (p) shall not exceed $30,000,000.

          SECTION 6.3.  Liens The Parent Borrower will not, and will not permit
                        -----
any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)  Liens created under the Loan Documents;

          (b)  Permitted Encumbrances;

          (c) any Lien on any property or asset of the Parent Borrower or any Subsidiary existing on the Amendment/Restatement Effective Date and set forth in Schedule 6.3; provided that (i) such Lien shall not apply to any
                            --------
     other property or asset of the Parent Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Amendment/Restatement Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) any Lien existing on any fixed or capital asset prior to the acquisition thereof by the Parent Borrower or any Subsidiary or existing on any fixed or capital asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in
     --------
     connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property of the Parent Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Parent Borrower or any Subsidiary; provided that (i) such
                                                        --------
     security interests secure Indebtedness permitted by Section 6.2(g), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent Borrower or any Subsidiary;

          (f) Liens on Collateral securing Indebtedness permitted by Section 6.2(i);

          (g) Liens on property of any Foreign Subsidiary or non-Wholly Owned Domestic Subsidiary securing Indebtedness of such Foreign Subsidiary or non-Wholly Owned Domestic Subsidiary, as the case may be, permitted by
     Section 6.2(j) or (k); provided that the aggregate amount of the
                            --------
     Indebtedness so secured shall not exceed $60,000,000 at any one time; and

          (h)  Liens not otherwise permitted by this Section so long as neither
     (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Parent Borrower and all Subsidiaries) $30,000,000 at any one time.

     SECTION 6.4.  Fundamental Changes. The Parent Borrower will not, and will
                   -------------------
not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (a) any Person may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation, (b) any Person may merge with any Wholly Owned Subsidiary Guarantor so long as the surviving entity is or becomes a Wholly Owned Subsidiary Guarantor, (c) any Subsidiary may Dispose of its assets to the Parent Borrower or any Wholly Owned Subsidiary Guarantor pursuant to a transaction of liquidation or dissolution, (d) the Parent Borrower or any Subsidiary may Dispose of its interest in any Subsidiary pursuant to a merger of such Subsidiary in a Disposition permitted by Section 6.6, (e) any

Foreign Subsidiary may merge with any other Person so long as the surviving entity is a Subsidiary (provided that in the case of a merger involving a
                        --------
Foreign Subsidiary Borrower, the surviving entity is a Borrower) or Dispose of its assets to any other Subsidiary pursuant to a transaction of liquidation or dissolution and (f) the Parent Borrower may merge into any other Person so long as (i) the surviving entity assumes all the Obligations of the Parent Borrower hereunder and under the other Loan Documents pursuant to a written agreement satisfactory to the Administrative Agent, (ii) the surviving entity is organized under the laws of a jurisdiction within the United States of America, (iii) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such merger, (iv) the Parent Borrower shall be in compliance, on a pro forma basis after giving effect to such merger, with the
                 --- -----
covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the relevant information is available as if such merger had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer delivered to the Administrative Agent at least ten Business Days prior to such merger) and (v) all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such merger to have a valid, legal and perfected security interest in all the Collateral. It is understood that no transaction pursuant to this Section 6.4 shall be permitted unless any Investment or Disposition made in connection therewith is also expressly permitted by Section 6.5 or 6.6, as applicable.

     SECTION 6.5.  Investments, Loans, Advances, Guarantees and Acquisitions.
                   ---------------------------------------------------------
The Parent Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Capital Stock of or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, "Investments"),
                                                              -----------
except:

          (a)  Permitted Investments;

          (b) Investments existing on the Amendment/Restatement Effective Date and set forth on Schedule 6.5;

          (c) intercompany Investments in the ordinary course of business made by the Parent Borrower and its Subsidiaries in any Subsidiary that, prior to such Investment, is a Subsidiary; provided that, after giving effect to
                                          --------
     any such Investment made on a particular date, the aggregate amount of such Investments by Loan Parties from the Amendment/Restatement Effective Date through and including such date, net of any repayments of any such Investments, in or with respect to Subsidiaries that are not Wholly Owned Subsidiary Guarantors shall not exceed $150,000,000 (it being understood that the amount of any intercompany Investment made pursuant to this paragraph (c) in exchange for the forgiveness of any Indebtedness owing to the Person in which such Investment is made shall be determined net of the amount of such Indebtedness forgiven);

          (d) loans and advances to employees of the Parent Borrower or any Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Parent Borrower or any Subsidiary not to exceed $20,000,000 at any one time outstanding;

          (e) Guarantees constituting Indebtedness permitted by Section 6.2; provided that (i) a Subsidiary shall not Guarantee the Subordinated Debt
     --------
     unless (A) such Subsidiary also has

Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement,
(B) such Guarantee of the Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt and (C) such Guarantee of the Subordinated Debt provides for the release and termination thereof, without action by any party, upon Disposition of the relevant Subsidiary or of substantially all of its assets, and (ii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Wholly Owned Subsidiary Guarantors that is Guaranteed by any Loan Party shall be subject to the limitation set forth in paragraph (c) above;

          (f)  Permitted Acquisitions;

          (g) Guarantees, not constituting Indebtedness permitted by Section 6.2, by the Parent Borrower and its Subsidiaries of the Contractual Obligations of the Parent Borrower or any Subsidiary Guarantor;

          (h) intercompany Investments in any Wholly Owned Subsidiary created by the Parent Borrower or any of its Subsidiaries in connection with any corporate restructuring, provided that (A) such newly-created Subsidiary
                              --------
     is, or contemporaneously with the consummation of such restructuring becomes, a Wholly Owned Subsidiary Guarantor, (B) all property transferred to such newly-created Subsidiary that constituted Collateral shall continue to constitute Collateral as to which the Collateral Agent has a first priority perfected security interest, subject to Permitted Encumbrances, and (C) contemporaneously with the consummation of such restructuring (i) the Capital Stock and assets of such newly-created Subsidiary are pledged under the relevant Security Documents (except to the extent that any of the foregoing would not otherwise be required pursuant to Section 5.11 to be so pledged on the next succeeding Collateral Date) and (ii) the Parent Borrower takes, and causes the relevant Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties;

          (i)  Permitted Subsidiary Acquisitions; provided that if any portion
                                                  --------
     of the Consideration for such acquisition is payable other than in Inrange Common Stock, such payment is permitted by any other paragraph of this Section;

          (j)  the Acquisition;

          (k) additional Investments in the Emerson JV in an aggregate amount from the Amendment/Restatement Effective Date through and including the date of such Investment not to exceed $75,000,000;

          (l)  Investments in up to a 20% membership interest in the Assa Abloy
     JV;

          (m)  the BOMAG Receivable; and

          (n) Investments that are not permitted by any other paragraph of this Section, so long as, after giving effect to any such Investment made on a particular date, the aggregate Consideration expended in connection with all such Investments from the Amendment/ Restatement Effective Date through and including such date shall not exceed $150,000,000.

     SECTION 6.6.  Disposition of Assets.  The Parent Borrower will not, and
                   ---------------------
will not permit any of its Subsidiaries to, Dispose of any asset, including any Capital Stock owned by it, nor will the Parent Borrower permit any of it Subsidiaries to issue any additional Capital Stock of such Subsidiary, except:

          (a) (i) sales of inventory, obsolete or worn out equipment and Permitted Investments and (ii) leases of real or personal property, in each case in the ordinary course of business;

          (b)  Dispositions to the Parent Borrower or a Subsidiary; provided
                                                                    --------
     that any such Dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.5;

          (c) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of "Qualified Receivables Transaction" pursuant to a Qualified Receivables Transaction, provided that
                                                                   --------
     (i) each such Qualified Receivables Transaction shall be on terms and conditions satisfactory to the Administrative Agent and (ii) the aggregate gross proceeds to the Parent Borrower or any Subsidiary (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) from all such Qualified Receivables Transactions permitted by this paragraph (c) shall not exceed $250,000,000;

          (d) Dispositions of assets that are not permitted by any other paragraph of this Section; provided that the aggregate gross proceeds
                                --------
     (including any non-cash proceeds, determined on the basis of face amount in the case of notes or similar consideration and on the basis of fair market value in the case of other non-cash proceeds) of all assets Disposed of in reliance upon this paragraph (d) shall not exceed, in the case of any fiscal year of the Parent Borrower, 10% of total assets of the Parent Borrower and its consolidated Subsidiaries, determined in accordance with GAAP, as of the last day of the fiscal quarter ended immediately prior to the date of such sale; and provided further that all Dispositions permitted
                                -------- -------
     by this paragraph (d) shall be made for fair value and for at least 75% cash consideration;

          (e) issuances by Inrange of shares of Inrange Class B Common Stock in a Permitted Subsidiary Acquisition;

          (f) issuances by Inrange to management and employees of the Parent Borrower, Inrange or any of their Subsidiaries, of options to acquire up to 7,105,700 shares of Inrange Class B Common Stock, and issuances of Inrange Class B Common Stock pursuant to the exercise by such Persons, at an exercise price equal to the price per share in the initial public offering of such Class B Common Stock, of such options;

          (g) issuances by Inrange to directors, management and employees of, and consultants and other providers of services to, the Parent Borrower, Inrange or any of their Subsidiaries, in each case in exchange for non-cash consideration provided by such Persons in the form of goods or services, of
     (i) Inrange Common Stock, provided that the aggregate fair market value of
                               --------
     such Inrange Common Stock (determined as of the date such Inrange Common Stock is issued) does not exceed $10,000,000 in any fiscal year of the Parent Borrower, and (ii) options and warrants to acquire Inrange Common Stock and issuances of Inrange Common Stock pursuant to the exercise of such options and warrants, at an exercise price of not less than 85% of the fair market value of such Inrange Common Stock (determined as of the date of the grant of such options or warrants), provided that the aggregate
                                                --------
     number of shares of Inrange Common Stock covered by options and warrants granted in any fiscal year of the Parent Borrower shall not exceed 1,500,000 (as adjusted for stock splits, stock dividends, reverse stock splits and similar events);

          (h) issuances of Inrange Class B Common Stock pursuant to the exercise by directors and management of the Parent Borrower, at an exercise price of $13.00 per share, of options to acquire up to 1,331,000 shares of Inrange Class B Common Stock (which options were issued by Inrange to such Persons prior to August 15, 2000);

          (i) Dispositions by the Parent Borrower of shares of Inrange Common Stock held by the Parent Borrower in exchange for shares of the Parent Borrower's Capital Stock in a redemption or repurchase transaction that is otherwise expressly permitted by this Agreement;

          (j) Dispositions by the Parent Borrower of all or any portion of its interest in the Emerson JV and the Assa Abloy JV; provided that all
                                                       --------
     Dispositions permitted by this paragraph (j) shall be made for fair value and for at least 85% cash consideration; and

          (k) Dispositions by the Parent Borrower of shares of Inrange Common Stock held by the Parent Borrower to the holders of the Parent Borrower's common stock, provided that the Consolidated Leverage Ratio, determined as
                   --------
     of the last day of the most recent period of four consecutive fiscal quarters for which the relevant financial information is available, is less than 2.0 to 1.0.

For purposes of paragraphs (d) and (j) of this Section 6.6,

          (i)  the following will be deemed to be cash:

               (A) the assumption by the transferee of Indebtedness (other than subordinated Indebtedness or preferred stock) of the Parent Borrower or of any Subsidiary (in which case, the Parent or such Subsidiary will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (b)(ii) of the definition of "Net Proceeds"), provided
                                                                    --------
               that the amount of assumed Indebtedness that is deemed to be cash shall not exceed $200,000,000 in the aggregate;

               (B) securities, notes or other obligations received by the Parent Borrower or any Subsidiary from the transferee that are promptly (subject to ordinary settlement periods) converted, sold or exchanged within 30 days of receipt thereof by the Parent Borrower or such Subsidiary into cash (to the extent of the cash received in such conversion, sale or exchange); and

               (C) in the case of any Disposition, promissory notes received by the Parent Borrower or any Subsidiary from the transferee having an aggregate principal amount not to exceed $10,000,000; and

          (ii) in the case of a Disposition consisting of an Asset Swap, the Parent Borrower or such Subsidiary shall only be required to receive cash in an amount equal to at least 75% of the proceeds of such Disposition which are not part of the Asset Swap, provided that the aggregate fair
                                           --------
     value of the assets of the Parent Borrower and its Subsidiaries that are the subject of all such Asset Swaps shall not exceed $400,000,000.

     SECTION 6.7.  Sale and Leaseback Transactions.  The Parent Borrower will
                   -------------------------------
not, and will not permit any Subsidiary to, enter into any arrangement (each, a "Sale/Leaseback Transaction") providing for the leasing to the Parent Borrower
 --------------------------
or any Subsidiary of real or personal property that has been or is to be (a) sold or transferred by the Parent Borrower or any Subsidiary or (b) constructed or acquired by a third party in anticipation of a program of leasing to the Parent Borrower or any Subsidiary, in each case unless the Attributable Debt resulting therefrom is permitted by Section 6.2(g).

     SECTION 6.8.  Restricted Payments.  The Parent Borrower will not, and will
                   -------------------
not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (a) the Parent Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock, (b) any Wholly Owned Subsidiary may declare and pay Restricted Payments to its immediate parent, (c) any non-Wholly Owned Subsidiary may declare and pay dividends ratably with respect to its Capital Stock, (d) the Parent Borrower may make Restricted Payments, not exceeding $10,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent Borrower and its Subsidiaries, (e) the Parent Borrower may repurchase its Capital Stock or redeem the LYONs, provided that (i) the aggregate amount of such repurchases and
           --------
redemptions shall not exceed (A) $100,000,000, if the Consolidated Leverage Ratio, on a pro forma basis after giving effect to such repurchase or redemption
            --- -----
(with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available), is greater than or equal to 3.00 to 1.00 or (B) $250,000,000, if the Consolidated Leverage Ratio, on a pro forma basis after giving effect to
                                      --- -----
such repurchase or redemption (with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available), is less than 3.00 to 1.00 or (ii) notwithstanding the foregoing clause (B), the aggregate principal amount of outstanding Term Loans is less than $700,000,000 and the Consolidated Leverage Ratio, on a pro forma basis after giving effect to such repurchase or redemption
            --- -----
(with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available) is less than 2.00 to 1.00, (f) the Parent Borrower or any Subsidiary may make Restricted Payments to the extent required by the terms of its joint venture or similar agreements relating to non-Wholly Owned Subsidiaries, provided that no such Restricted Payment shall be permitted by
              --------
this clause (f) unless any Investment made in connection therewith is also expressly permitted by Section 6.5, (g) the Parent Borrower may make Restricted Payments not otherwise permitted by this Section 6.8, provided that (i) on the
                                                      --------
date of any such Restricted Payment after giving effect thereto, the aggregate amount expended in connection with all Restricted Payments pursuant to this clause (g) during the fiscal year in which such date occurs shall not exceed $20,000,000 unless, on such date, the Consolidated Leverage Ratio, on a pro
                                                                        ---
forma basis after giving effect to such Restricted Payment (with the reference
-----
period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available), is less than 2.50 to 1.00 and (ii) in no event shall the aggregate amount of Restricted Payments made pursuant to this clause (g) during any fiscal year exceed 25% of Consolidated Net Income for the immediately preceding fiscal year,
(h) the Parent Borrower may redeem the LYONs through the issuance of common stock of the Parent Borrower or through the issuance of Indebtedness of the type described in clause (b) or (c) of the definition of "LYONs", (i) the Parent Borrower may pay required interest payments in respect of LYONs of the type described in clause (b) of the definition thereof, (j) the Parent Borrower may pay LYONs Contingent Interest and (k) AMCA may repurchase the BOMAG Transferred Equity upon an exercise of the BOMAG Purchaser Cancellation Right or the BOMAG Seller Cancellation Right. For the purposes of this Section 6.8, redemptions of the LYONs shall include purchases thereof and payments required to be made in connection with the conversion thereof.

     SECTION 6.9.  Payments of Certain Indebtedness; Certain Derivative
                   ----------------------------------------------------
Transactions. The Parent Borrower will not, nor will it permit any Subsidiary
------------
to, (a) make or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Debt, except the payment of regularly scheduled interest and principal payments as and when due in respect of any Subordinated Debt, other than payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof or (b) enter into any derivative transaction or similar transaction obligating the Parent Borrower or any of its Subsidiaries to make payments to any other Person as a result of a change in market value of any Subordinated Debt or LYONs.

     SECTION 6.10.  Transactions with Affiliates. The Parent Borrower will not,
                    ----------------------------
and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Parent Borrower and the Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.8 and (d) any other transaction expressly permitted by Section 6.5.

     SECTION 6.11.  Restrictive Agreements.  The Parent Borrower will not, and
                    ----------------------
will not permit any Foreign Subsidiary Borrower or any Wholly Owned Subsidiary Guarantor to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property, (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent Borrower or any other Subsidiary or to Guarantee Indebtedness of the Parent Borrower or any other Subsidiary or (c) the ability of any Subsidiary to transfer any of its assets to the Parent Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions
--------
imposed by law or by any Loan Document or Subordinated Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Amendment/Restatement Effective Date identified on Schedule 6.11 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply
                              --------
only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to a Qualified Receivables Transaction permitted by this Agreement if such restrictions or conditions apply only to the relevant Receivables Entity, (v) clauses (a) and (b) above shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) above shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vii) clause (a) above shall not apply to customary provisions in joint venture agreements or other similar arrangements if such provisions apply only to the Person (and the equity interests in such Person) that is the subject thereof.

     SECTION 6.12.  Amendment of Material Documents, etc.  The Parent Borrower
                    ------------------------------------
will not, and will not permit any Subsidiary to, (a) amend, modify, supplement or waive in any material respect any of its rights under any Subordinated Debt Document, any LYONs Documents, any Acquisition Documents or the MTN Indenture or
(b) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" (or any comparable concept) for the purposes of the Subordinated Debt Documents.

                                  ARTICLE VII

                               EVENTS OF DEFAULT
                               -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Parent Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

          (d) the Parent Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, 5.4 (with respect to the existence of any Borrower), 5.10 or 5.14 or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof to the Parent Borrower from the Administrative Agent or the Required Lenders;

          (f) the Parent Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice, if required) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (including, in any event, an "Event of Default" under and as defined in the Subordinated Debt Documents) but excluding, in any event, any mandatory redemptions or conversions at the option of the holders of the LYONs pursuant to LYONs Put/Conversion Rights;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Parent Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph
     (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Parent Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Parent Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

          (m) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert;

          (n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any Affiliate of any Loan Party not to be, a valid and perfected Lien on any Collateral (other than immaterial Collateral), with the priority required by the applicable Security Document;

          (o) the Subordinated Debt or any Guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Collateral Agreements, as the case may be, as provided in the Subordinated Debt Documents, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Subordinated Debt or the holders of at least 25% in aggregate principal amount of the Subordinated Debt shall so assert; or

          (p)  a Change of Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

                                 ARTICLE VIII

                           THE ADMINISTRATIVE AGENT
                           ------------------------

          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. For the purposes of Article 2692 of the Civil Code of Quebec and without limiting the generality of the foregoing, each Canadian Lender hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent in its capacity as agent and holder of a power of attorney of each such Canadian Lender under this Agreement and the other Loan Documents.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor to the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Parent Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or any of their respective affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their respective affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          Neither the Syndication Agent nor any Documentation Agent shall have any duties or responsibilities hereunder in its capacity as such.

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

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     SECTION 9.1.   Notices. Except in the case of notices and other
                    -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Parent Borrower, to it at 700 Terrace Point Drive, Muskegon, Michigan 49443, Attention of Treasurer and Chief Financial Officer (Telecopy No. 231-724-5302), and if to any Foreign Subsidiary Borrower, to it at its address (or telecopy number) specified in the relevant Borrowing Subsidiary Agreement with a copy to the Parent Borrower at its address (or telecopy number) specified above;

          (b) if to the Administrative Agent, as applicable, (i) to Chase Manhattan International Limited, 125 London Wall, London, England, Attention of Steve Clarke (Telecopy No. 44-207-777-2360/2085), (ii) to The Bank of Nova Scotia, 44 King Street West, Toronto, Ontario, Canada M5H 1H1, Attention of John Hall (Telecopy No. 416-866-5991), or (iii) to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Doris Mesa (Telecopy No. 212-552-5650), in each case with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Tina Ruyter (Telecopy No. 212-270-5120); and

          (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 9.2.   Waivers; Amendments. (a) No failure or delay by the
                    -------------------
Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall
                                         --------
(i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of or subordinate the principal of any Loan or LC Disbursement, or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive, excuse or subordinate any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) require any Lender to make Loans having an Interest Period of one year or longer, without the written consent of such Lender, (v) reduce the amount of Net Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement, without the written consent of the Majority Facility Lenders under each Facility, (vi) amend, modify or waive any provision of this Agreement in any manner that would change the application of mandatory prepayments hereunder without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby, (vii) amend, modify or waive any provision of Section 2.12 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby, (viii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (ix) release or subordinate all or substantially all of the Guarantees from the Guarantors under the Guarantee and Collateral Agreement (except as expressly provided in the Loan Documents), without the written consent of each Lender, or (x) release or subordinate all or substantially all of the Liens of the Security Documents on the Collateral (except as expressly provided in the Loan Documents), without the written consent of each Lender.

     SECTION 9.3.   Expenses; Indemnity; Damage Waiver. (a) The Parent Borrower
                    ----------------------------------
shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees and disbursements of counsel to the Administrative Agent, with statements with respect to the foregoing to be submitted to the Parent Borrower prior to the Amendment/Restatement Effective Date (in the case of amounts to be paid on the Amendment/Restatement Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Parent Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee
                             ----------
harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution, delivery, enforcement, performance and administration of any Loan Document or any other agreement, letter or

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

instrument delivered in connection with the transactions contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Parent Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided
                                                                    --------
that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) To the extent that the Parent Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Lender or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or
                               --------
indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Lender or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time; provided that in the case of amounts owing to any Issuing Lender or
          --------
the Swingline Lender, in each case in its capacity as such, a Lender's "pro rata" share shall be determined based solely upon its share of the sum of Domestic Revolving Exposures and unused Domestic Revolving Commitments at the time.

          (d) To the extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable not later than 15 days after written demand therefor. Statements payable by the Parent Borrower pursuant to this Section shall be sent to Attention of Treasurer and Chief Financial Officer (Telephone No. 231-724-5000) (Telecopy No. 231-724-
5302), at the address of the Parent Borrower set forth in Section 9.1, or to such other Person or address as may be hereafter designated by the Parent Borrower in a written notice to the Administrative Agent.

     SECTION 9.4.   Successors and Assigns. (a) The provisions of this Agreement
                    ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i)
                                                          --------
except in the case of an assignment to a Lender or a Lender Affiliate, each of the Parent Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not (x) in the case of an assignment of a Revolving Commitment, Revolving Loan or Tranche A Term Loan, be less than $5,000,000, and
(y) in the case of an assignment of a Tranche B Term Loan or a Tranche C Term Loan, be less than $1,000,000, unless the Parent Borrower and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which fee need not be paid in the case of any assignment by a Lender to an Affiliate of such Lender), (iv) the assignee, if not already a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, (v) no assignment of Global Revolving Commitments or Global Revolving Loans may be made to an assignee that cannot make Loans in each of the Qualified Global Currencies (other than Canadian dollars) and (vi) no assignment of Canadian Commitments or Canadian Dollar Loans may be made to an assignee that cannot make Loans in each of the Qualified Global Currencies; and provided further that any consent of any Borrower otherwise required under this
----------------
paragraph shall not be required if an Event of Default under paragraph (a), (b),
(h) or (i) of Article VII has occurred and is continuing. Any such assignment need not be ratable as among the Facilities. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Parent Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans (whether or not evidenced by a promissory note) and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be
                        --------
conclusive, and each Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Any assignment or transfer of all or part of a Loan evidenced by a promissory note shall be registered as to both principal and interest on the Register

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

only upon surrender for registration of assignment or transfer of the promissory note evidencing such loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new promissory notes in the same aggregate principal amount shall be issued to the designated Assignee and the old promissory notes shall be returned by the Administrative Agent to the Parent Borrower marked "cancelled".

          (e) Any Lender may, without the consent of any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations
    -----------
under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement
              --------
shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided that, in the case of Section 2.18, such Participant shall
              --------
have complied with the requirements of said section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to
                         --------
Section 2.19(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower's prior written consent.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of any Borrower or the Administrative Agent, assign or pledge all or any portion of any instrument evidencing its rights as a Lender under this Agreement to any trustee for, or any other representative of, holders of obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by
                           --------
such trustee or representative shall be subject to the provisions of this
Section 9.4 concerning assignments.

     SECTION 9.5.   Survival. All covenants, agreements, representations and
                    --------
warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this

Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.6.   Counterparts; Integration. This Agreement may be executed in
                    -------------------------
counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto (including the Lenders) and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.7.   Severability. Any provision of this Agreement held to be
                    ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 9.8.   Right of Setoff. If an Event of Default shall have occurred
                    ---------------
and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of a Borrower against any of and all the obligations of a Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 9.9.   Governing Law; Jurisdiction; Consent to Service of Process.
                    ----------------------------------------------------------
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

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

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section, (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (iii) any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. In addition, each Foreign Subsidiary Borrower agrees that service of process may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent Borrower at its address for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.10.  Acknowledgements. The Parent Borrower hereby acknowledges
                    ----------------
that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Parent Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Parent Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

     SECTION 9.11.  Headings. Article and Section headings and the Table of
                    --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 9.12.  Confidentiality. Each of the Administrative Agent and the
                    ---------------
Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or rating agency, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) to any direct or indirect contractual counterparty in Hedging Agreements or other swap agreements relating to this Agreement or such counterparty's professional advisor, (h) with the consent of the Parent Borrower, and (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, "Information" means all information received from any Borrower relating to a Borrower or its business,

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

other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that such information is clearly identified at the time of delivery as
--------
confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 9.13.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO
                    --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.14.  Release of Collateral. On the first date (the "Release
                    ---------------------                          -------
Date") on which the outstanding Indebtedness under this Agreement is rated
----
"Baa3" or better by Moody's and "BBB-" or better by S&P, so long as no Event of Default exists on such date, all Collateral (other than Pledged Stock (as defined in each of the Collateral Agreements)) shall be released from the Liens created by the Collateral Agreements (all such released Collateral being the "Released Collateral"), all without delivery of any instrument or performance of
 -------------------
any act by any party, and all rights to the Released Collateral shall revert to the Loan Parties. At the request and sole expense of any Loan Party following any such release, the Collateral Agent shall deliver to such Loan Party any Released Collateral held by the Collateral Agent under the Collateral Agreements, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such release.

     SECTION 9.15.  Amendment of Guarantee and Collateral Agreement. Each party
                    -----------------------------------------------
hereto, by its execution and delivery of this Agreement or an Addendum in the form of Exhibit E, hereby consents to the amendment to the Guarantee and Collateral Agreement provided for in the Consent and Confirmation.

     SECTION 9.16.  Judgment Currency. (a) The Borrowers' obligations hereunder
                    -----------------
and under the other Loan Documents to make payments in a specified currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or
 -------------------
recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due
                                               -----------------
in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency
                                                         -----------------
Conversion Date").
---------------

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

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    SPX CORPORATION

                                    By: /s/ Patrick J. O'Leary
                                        ----------------------------------------
                                    Name:   Patrick J. O'Leary
                                    Title:  Chief Financial Officer


                                    UNITED DOMINION INDUSTRIES LIMITED, as a
                                    Foreign Subsidiary Borrower

                                    By: /s/ Patrick J. O'Leary
                                        ----------------------------------------
                                    Name:   Patrick J. O'Leary
                                    Title:  President


                                    THE CHASE MANHATTAN BANK,
                                    as Administrative Agent

                                    By: /s/ Tina Ruyter
                                        ----------------------------------------
                                    Name:   Tina Ruyter
                                    Title:  Vice President


                                    BANK ONE, NA (MAIN OFFICE CHICAGO),
                                    as Syndication Agent

                                    By: /s/ Suzanne Ergastolo
                                        ----------------------------------------
                                    Name:   Suzanne Ergastolo
                                    Title:  Vice President


                                    BANK OF AMERICA, N.A.,
                                    as Documentation Agent

                                    By: /s/ Paula Z. Kramp
                                        ----------------------------------------
                                    Name:   Paula Z. Kramp
                                    Title:  Managing Director


                                    FLEET NATIONAL BANK,
                                    as Documentation Agent

                                    By: /s/ Maura C. Wadlinger
                                        ----------------------------------------
                                    Name:   Maura C. Wadlinger
                                    Title:  Director

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

                                    THE BANK OF NOVA SCOTIA,
                                    as Documentation Agent

                                    By: /s/ F.C.H. Ashby
                                        ----------------------------------------
                                    Name:   F.C.H. Ashby
                                    Title:  Senior Manager Loan Operations


                                    THE BANK OF NOVA SCOTIA,
                                    as Canadian Administrative Agent

                                    By: /s/ Eric W. Read
                                        ----------------------------------------
                                    Name:   Eric W. Read
                                    Title:  Director


                                    By: /s/ Jeffrey Roy
                                        ----------------------------------------
                                    Name:   Jeffrey Roy
                                    Title:  Associate

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